UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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AutoNation, Inc.
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AutoNation, Inc.
AutoNation Headquarters
200 SW 1st Ave
Fort Lauderdale, FL 33301
NOTICE OF THE 2012 ANNUAL MEETING OF STOCKHOLDERS
To Stockholders of AutoNation, Inc.:
The 2012 Annual Meeting of Stockholders of AutoNation, Inc. will be held on the 15th Floor of the AutoNation Headquarters, located at 200 SW 1st Ave, Fort Lauderdale, Florida 33301, on Wednesday, May 9, 2012, at 8:00 a.m. Eastern Time for the following purposes as more fully described in the proxy statement:

(1)	To elect the 10 director nominees named in the proxy statement, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012;

(3)	To approve the AutoNation, Inc. Senior Executive Incentive Bonus Plan;

(4)	To consider three stockholder proposals, if properly presented at the Annual Meeting; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Only stockholders of record as of 5:00 p.m. Eastern Time on March 15, 2012, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. You may revoke your proxy and reclaim your right to vote at any time prior to its use. The proxy statement includes information on what you will need to attend the Annual Meeting.
By Order of the Board of Directors,
Jonathan P. Ferrando
Executive Vice President,
General Counsel and Secretary
March 26, 2012

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this proxy statement and our annual report, to our stockholders primarily via the Internet. On March 26, 2012, we began mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet. The Notice also contains instructions on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, received an email with instructions on how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on May 9, 2012

Our 2011 Annual Report and this proxy statement are available at www.edocumentview.com/an.

i

AUTONATION, INC.
AutoNation Headquarters
200 SW 1st Ave
Fort Lauderdale, FL 33301

PROXY STATEMENT
This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of AutoNation, Inc. (“AutoNation” or the “Company”) for use at our 2012 Annual Meeting of Stockholders or any adjournment or postponement thereof. Our Annual Meeting will be held on the 15th Floor of the AutoNation Headquarters, located at 200 SW 1st Ave, Fort Lauderdale, Florida 33301, on Wednesday, May 9, 2012, at 8:00 a.m. Eastern Time.
Only stockholders of record as of 5:00 p.m. Eastern Time on March 15, 2012 (the “record date”) are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the record date, there were 127,103,469 shares of AutoNation common stock issued and outstanding and entitled to vote at the Annual Meeting. We made copies of this proxy statement available to our stockholders beginning on March 26, 2012.
INFORMATION ABOUT THE ANNUAL MEETING
Agenda

•	To elect the 10 director nominees named in this proxy statement, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified

•	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012

•	To approve the AutoNation, Inc. Senior Executive Incentive Bonus Plan

•	To consider three stockholder proposals, if properly presented at the Annual Meeting

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting
Vote Recommendations

Proposal	Matter	Board Vote Recommendation
1	Election of Directors	FOR EACH NOMINEE
2	Ratification of the Selection of KPMG LLP as Independent Auditor for 2012	FOR
3	Approval of the AutoNation, Inc. Senior Executive Incentive Bonus Plan	FOR
4	Stockholder Proposal Regarding Independent Board Chairman	AGAINST
5	Stockholder Proposal Regarding Cumulative Voting	AGAINST
6	Stockholder Proposal Regarding Political Contributions	AGAINST
Voting Matters
Quorum. The holders of at least 63,551,735 shares (a majority of shares outstanding on the record date) must be present in person or represented by proxy to conduct business at the Annual Meeting. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

Voting by Stockholders of Record. If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you receive printed copies of the proxy materials by mail, you may also vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the Annual Meeting may vote in person by obtaining a ballot from the inspector of elections.
Voting by Beneficial Owners. If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by proxy by following the instructions provided in the Notice of Internet Availability of Proxy Materials, vote instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. If you do not provide specific voting instructions to the nominee that holds your shares, such nominee will have the authority to vote your shares only with respect to the ratification of the selection of KPMG LLP as our independent registered accounting firm (such proposal is considered a “routine” matter under NYSE rules), and your shares will not be voted and will be considered “broker non-votes” with respect to the other proposals (such proposals are considered “non-routine” matters under NYSE rules). To vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares.
Changing Your Vote. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.
Votes Required to Adopt Proposals. Each share of our common stock outstanding on the record date is entitled to one vote on each of the 10 director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of each of the other matters on the agenda requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal.
Effect of Abstentions and Broker Non-Votes. For the election of directors, broker non-votes (shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients) and abstentions will not be counted as having been voted. For Proposals 2, 3, 4, 5, and 6, abstentions will be counted as having been voted and will have the same effect as negative votes. For Proposals 3, 4, 5, and 6, broker non-votes will not be counted as having been voted. Brokers will have discretionary authority to vote on Proposal 2 since it is considered a routine matter under NYSE rules. Since they are not counted as “for” votes, broker non-votes could prevent the election of our directors and/or approval of Proposals 3, 4, 5, and 6, so we urge you to provide voting instructions.
Voting Instructions. If you complete and submit a proxy with voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and submit a proxy without voting instructions, or if your instructions are unclear, the persons named as proxies will vote as the Board recommends on each proposal. With respect to any other matters properly presented at the Annual Meeting, the persons named as proxies will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion. If you hold shares through the AutoNation 401(k) Plan and you do not provide clear voting instructions, Wells Fargo will vote the shares in your 401(k) account in the same proportion that it votes shares for which it received valid and timely instructions.
Proxy Solicitation
We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. As is customary, we will reimburse brokerage firms, banks, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.
Attending the Annual Meeting
You are entitled to attend the Annual Meeting only if you were an AutoNation stockholder as of the record date or you hold a valid proxy for the Annual Meeting. You may be asked to present valid photo identification and proof of stock ownership as of the record date to be admitted to the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Directors
Our Board currently consists of ten members. Each of our current directors was elected by our stockholders at our 2011 Annual Meeting of Stockholders.
Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated each of our current directors to stand for election for a new term expiring at the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified. See “Items To Be Voted On - Proposal 1: Election of Directors.”
Our Board consists of a diverse group of leaders. Many of our directors have experience serving as executive officers or on boards and board committees of major companies. Many of our directors also have extensive corporate finance and investment banking experience as well as a broad understanding of capital markets. Our directors have a strong owner orientation - approximately 68% of our common stock is held by our directors or entities or persons related to our directors (as of March 15, 2012).
We have set forth below information regarding each of our directors, including the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Corporate Governance and Nominating Committee and the Board believe that the experience, qualifications, attributes, and skills of our directors provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders.

Nominee	Current Position with AutoNation	Age	Director Since
Mike Jackson	Chairman of the Board and Chief Executive Officer	63	1999
Robert J. Brown	Director	77	2010
Rick L. Burdick	Director	60	1991
William C. Crowley	Director	54	2002
David B. Edelson	Director	52	2008
Robert R. Grusky	Director	54	2006
Michael Larson	Director	52	2010
Michael E. Maroone	Director, President and Chief Operating Officer	58	2005
Carlos A. Migoya	Director	61	2006
Alison H. Rosenthal	Director	35	2011
Mike Jackson has served as our Chairman of the Board since January 2003 and as our Chief Executive Officer and Director since September 1999. From October 1998 until September 1999, Mr. Jackson served as Chief Executive Officer of Mercedes-Benz USA, LLC, a North American operating unit of DaimlerChrysler AG, a multinational automotive manufacturing company. From April 1997 until September 1999, Mr. Jackson also served as President of Mercedes-Benz USA. From July 1990 until March 1997, Mr. Jackson served in various capacities at Mercedes-Benz USA, including as Executive Vice President immediately prior to his appointment as President of Mercedes-Benz USA. Mr. Jackson was also the managing partner from March 1979 to July 1990 of Euro Motorcars of Bethesda, Maryland, a regional group that owned and operated eleven automotive dealership franchises, including Mercedes-Benz and other brands of automobiles. In January 2011, Mr. Jackson was appointed to the Board of Directors of the Federal Reserve Bank of Atlanta’s Miami Branch. Mr. Jackson’s automotive experience, his position as our Chief Executive Officer, and his broad knowledge of our Company and the automotive industry led the Board to conclude that he should serve as one of our directors.
Robert J. Brown has served as one of our directors since February 2010 and also previously served as one of our directors from May 1997 until May 2008. Mr. Brown has served as Chairman and Chief Executive Officer of B&C Associates, Inc., a management consulting, marketing research, and public relations firm, since 1973. Mr. Brown served as a director of Wachovia Corporation, a commercial and retail bank from April 1993 until April 2007, Sonoco Products Company, a manufacturer of industrial and consumer packaging products, from April 1993 until February 2007, and Duke Energy Corporation, an electric power company, from April 1994 until May 2005. Mr. Brown’s experience operating B&C Associates, Inc. and his prior public company board experience led the Board to conclude that he should serve as one of our directors.

Rick L. Burdick has served as one of our directors since May 1991. Since 1988, Mr. Burdick has been a partner in Akin, Gump, Strauss, Hauer & Feld, L.L.P., a global full service law firm. Mr. Burdick is managing partner (international) and chair of the international corporate transactions practice of the firm. He also serves as Lead Director of CBIZ, Inc. (formerly, Century Business Services, Inc.), a provider of outsourced business services to small and medium-sized companies in the United States. Mr. Burdick’s experience as a senior partner at a large law firm advising large companies on a broad range of corporate transactions and on securities law and corporate governance matters led the Board to conclude that he should serve as one of our directors.
William C. Crowley has served as one of our directors since January 2002. Since January 1999, Mr. Crowley has been President and Chief Operating Officer of ESL Investments, Inc., a private investment firm. He served as Executive Vice President of Sears Holdings Corporation from March 2005 until January 2011 and as Chief Administrative Officer of Sears Holdings Corporation from September 2005 until January 2011. Mr. Crowley also served as the Chief Financial Officer of Sears Holdings Corporation from March 2005 until September 2006 and from January 2007 until October 2007. Mr. Crowley has served as a director of Sears Canada Inc. since March 2005 and as the Chairman of the Board of Sears Canada Inc. since December 2006. From May 2003 until March 2005, Mr. Crowley served as director and Senior Vice President, Finance of Kmart Holding Corporation. Prior to joining ESL Investments in 1999, Mr. Crowley was a Managing Director at Goldman, Sachs & Co., a leading global investment banking and securities firm. Mr. Crowley is a director of AutoZone, Inc. and is director and chairman of Orchard Supply Hardware Stores Corporation, a former subsidiary of Sears Holdings Corporation. He served as a director of Sears Holdings Corporation from March 2005 until May 2010. Mr. Crowley’s experience in corporate finance and investment banking, as well as his experience as a senior executive officer of a Fortune 500 company and his position as the President and Chief Operating Officer of ESL Investments, Inc., led the Board to conclude that he should serve as one of our directors.
David B. Edelson has served as one of our directors since July 2008. Mr. Edelson is Senior Vice President of Loews Corporation, a diversified holding company with subsidiaries in the property-casualty insurance, offshore drilling, natural gas transmission and storage, natural gas exploration and production, and lodging industries. He joined Loews in May 2005. Prior to joining Loews, Mr. Edelson was Executive Vice President & Corporate Treasurer of JPMorgan Chase & Co. He was named Corporate Treasurer in April 2001 and promoted to Executive Vice President in February 2003. Mr. Edelson spent the first 15 years of his career as an investment banker, first with Goldman Sachs & Co. and subsequently with JPMorgan Chase & Co. From February 2007 until June 2011, he served as a director of CNA Surety Corporation, and from January 2009 until June 2011, as Chairman of the Board of CNA Surety Corporation. Mr. Edelson’s experience as a senior executive officer of a large holding company owning a wide range of businesses, as well as his prior experience as an investment banker and corporate treasurer, led the Board to conclude that he should serve as one of our directors.

Robert R. Grusky has served as one of our directors since June 2006. In 2000, Mr. Grusky founded Hope Capital Management, LLC, an investment management firm for which he serves as Managing Member. He co-founded New Mountain Capital, LLC, a private equity and public equity investment management firm, in 2000 and was a Principal, Managing Director and Member of New Mountain Capital from 2000 to 2005 and has been a Senior Advisor since then. From 1998 to 2000, Mr. Grusky served as President of RSL Investments Corporation, the primary investment vehicle for the Hon. Ronald S. Lauder. Prior thereto, Mr. Grusky served in a variety of capacities at Goldman, Sachs & Co. in its Mergers & Acquisitions Department and Principal Investment Area. Mr. Grusky is a director of Strayer Education, Inc., an education services company, and AutoZone, Inc. Mr. Grusky’s board experience and experience in investment management, private equity, and investment banking led the Board to conclude that he should serve as one of our directors.
Michael Larson has served as one of our directors since February 2010. Mr. Larson serves as chief investment officer for William H. Gates III, a position he has held since 1994. He is responsible for Mr. Gates’ non-Microsoft investments as well as the investments of the Bill & Melinda Gates Foundation Trust. He serves as a director of Republic Services, Inc., Ecolab Inc., Fomento Mexicano Economico, S.A.B. de C.V., and Grupo Televisa, S.A.B. In addition, he is Chairman of the Board of Trustees for Western Asset/Claymore Inflation-Linked Securities & Income Fund and Western Asset/Claymore Inflation-Linked Opportunities & Income Fund. From November 1999 until December 2010, Mr. Larson served as a director of Pan American Silver Corp. Mr. Larson’s investment and business experience and broad understanding of the capital markets, business cycles, and capital investment and allocation led the Board to conclude that he should serve as one of our directors.

Michael E. Maroone has served as one of our directors since July 2005 and as our President and Chief Operating Officer since August 1999. Following our acquisition of the Maroone Automotive Group in January 1997, Mr. Maroone served as President of our New Vehicle Dealer Division. In January 1998, Mr. Maroone was named President of our Automotive Retail Group with responsibility for our new and used vehicle operations. Prior to joining AutoNation, Mr. Maroone was President and Chief Executive Officer of the Maroone Automotive Group, one of the country's largest privately-held automotive retail groups prior to its acquisition by us. Mr. Maroone’s position as our President and his broad knowledge of our Company and the automotive retail industry led the Board to conclude that he should serve as one of our directors.
Carlos A. Migoya has served as one of our directors since June 2006. In May 2011, Mr. Migoya was named Chief Executive Officer of Jackson Health System. From February 2010 until December 2010, Mr. Migoya served as City Manager for the City of Miami. He previously served as Regional President - North Carolina of Wachovia Corporation, a Wells Fargo Company, from December 2007 until May 2009. From June 2006 until December 2007, Mr. Migoya served as State CEO for the Atlantic Region of Wachovia Corporation. In this position, Mr. Migoya was responsible for Wachovia’s general banking businesses in New Jersey, Connecticut, and New York. From 1987 until 2006, Mr. Migoya served as Regional President - Dade and Monroe Counties of Wachovia Corporation, with responsibility for Wachovia’s general banking businesses in the region. Mr. Migoya has more than 35 years of experience in banking. Mr. Migoya’s management and banking experience led the Board to conclude that he should serve as one of our directors.
Alison H. Rosenthal has served as one of our directors since March 2011. From February 2006 until January 2011, Ms. Rosenthal led various initiatives in the Business Development Department at Facebook, Inc., where she served as Senior Manager from February 2006 until July 2008 and as Head of the Global Operator Program, Mobile from July 2008 until January 2011. Ms. Rosenthal served as an associate at General Atlantic Partners, LLC, a global private equity fund focused on IT, from February 2001 until June 2003 and as an analyst at Goldman, Sachs & Co., a leading global investment banking and securities firm, from July 1998 until July 2000. In December 2011, Ms. Rosenthal joined Greylock Partners, a leading venture capital firm, as an Executive in Residence. Ms. Rosenthal’s technology experience, including in the areas of mobile applications and social media, and investment and finance experience led the Board to conclude that she should serve as one of our directors.
Corporate Governance Guidelines and Codes of Ethics
Our Board is committed to sound corporate governance principles and practices. Our Board’s core principles of corporate governance are set forth in the AutoNation, Inc. Corporate Governance Guidelines (the “Guidelines”), which were adopted by the Board in March 2003 and most recently amended as of October 20, 2011. The Guidelines serve as a framework within which our Board conducts its operations. The Corporate Governance and Nominating Committee of our Board is charged with reviewing annually, or more frequently as appropriate, the Guidelines and recommending to our Board appropriate changes in light of applicable laws and regulations, the governance standards identified by leading governance authorities, and our Company’s evolving needs.
In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, we have a company-wide Business Ethics Program, which includes a Code of Business Ethics applicable to all of our employees. We also maintain a 24-hour Alert-Line for employees to report any Company policy violations under our Business Ethics Program. In addition, our Board has adopted the Code of Ethics for Senior Officers and the Code of Business Ethics for the Board of Directors. These codes comply with NYSE listing standards.
A copy of the Guidelines and the codes referenced above are available on our corporate website at investors.autonation.com. You also may obtain a printed copy of the Guidelines by sending a written request to: Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301.
Role of the Board and Board Structure
Our business and affairs are managed under the direction of our Board, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s mission is to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, who is charged with the conduct of our business, and acts as an advisor and counselor to senior management. Our Board also oversees our business strategy and planning as well as the performance of management in executing our business strategy, assessing and managing risks, and managing our day-to-day operations.

Our Board’s oversight of our business strategy and planning and management of our day-to-day operations includes a review of risks that could impact our goals, objectives, and financial condition. In addition, our Audit, Corporate Governance and Nominating, and Compensation committees assist the Board in overseeing our management of risk. Our Audit Committee reviews with management significant risks as well as our process for assessing and managing risks. Our Corporate Governance and Nominating Committee oversees our company-wide Business Ethics Program, which includes a Code of Business Ethics applicable to all of our employees. Our Compensation Committee, in certain cases through its Executive Compensation Subcommittee, reviews and approves our executive compensation program and also reviews the general compensation structure for our corporate and key field employees. While our Board oversees our management of risk as outlined above, management is responsible for identifying and managing risks.
The positions of Chairman of the Board and Chief Executive Officer are both currently held by Mike Jackson. The Board believes that this leadership model is currently appropriate for the following reasons:

•
Our Board has adopted strong and effective corporate governance policies and procedures to promote the effective and independent governance of the Company. See “Corporate Governance Guidelines and Codes of Ethics” above.

•
Our Board is stockholder-oriented and focused on the best interests of our stockholders - approximately 68% of our common stock is held by our directors or entities or persons related to our directors (as of March 15, 2012), a significant portion of our director’s compensation is equity-based, and the Board has established director stock ownership guidelines.

•	The combined role enables decisive leadership, ensures clear accountability, and fosters alignment on corporate strategy.

•	Our independent directors meet in regularly scheduled executive sessions led by a presiding director (rotated among Committee Chairs) without management present.

•	Our independent directors annually review the performance of our Chairman and Chief Executive Officer.

•	The Board believes that it functions well with its current leadership structure and with Mr. Jackson as Chairman of the Board.

•
At our 2009 and 2010 Annual Meetings of Stockholders, stockholder proposals to amend our by-laws to require an independent Board chairman were presented, and 86% and 85% of the votes cast, respectively, voted against such proposals.

In addition, we believe that the current leadership structure of the Board supports its risk oversight functions by providing independent leadership at the committee level, executive sessions of the Board of Directors with rotating presiding directors, and ultimate oversight by the full Board led by our Chairman and Chief Executive Officer.
Our Board of Directors held 14 meetings and took no action by unanimous written consent during 2011. In 2011, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.
Our independent directors held four executive sessions without management present during 2011. Our Board has not appointed a lead independent director; instead, in accordance with our Guidelines, the presiding director for each executive session is rotated among the Chairs of our Board committees.
Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. Each person who was then serving as a director attended the 2011 Annual Meeting of Stockholders.
Board Committees
Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. In addition, our Board has established the Executive Compensation Subcommittee, which is a subcommittee of the Compensation Committee. The charters for our Board committees are in compliance with SEC rules and NYSE listing standards. These charters are available at investors.autonation.com. You may obtain a printed copy of any of these charters by sending a request to: Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301.

The following table sets forth the current membership of each of our Board’s committees:

Name	Audit Committee	Compensation Committee	Executive Compensation Subcommittee	Corporate Governance and Nominating Committee
Robert J. Brown	✓
Rick L. Burdick		✓	✓	Chair
William C. Crowley		Chair		✓
David B. Edelson	✓
Robert R. Grusky	Chair
Michael Larson		✓	✓
Carlos A. Migoya		✓	Chair	✓
Alison H. Rosenthal	✓
Audit Committee
The Audit Committee primarily assists our Board in fulfilling its oversight responsibilities by reviewing our financial reporting and audit processes and our systems of internal control over financial reporting and disclosure controls. Among the Committee’s core responsibilities are the following: (i) overseeing the integrity of our financial statements, for which management is responsible, and reviewing and approving the scope of the annual audit; (ii) selecting, retaining, compensating, overseeing, and evaluating our independent registered public accounting firm; (iii) reviewing the Company’s critical accounting policies; (iv) reviewing the Company’s quarterly and annual financial statements prior to the filing of such statements with the SEC; (v) preparing the Audit Committee report for inclusion in our proxy statement; and (vi) reviewing with management significant risks and assessing the steps management has taken to minimize, monitor, and control such risks or exposures. For a complete description of our Audit Committee’s responsibilities, you should refer to the Audit Committee’s charter.
The Audit Committee currently consists of four directors. Our Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under SEC rules, NYSE listing standards, the Audit Committee’s charter, and the independence standards set forth in the Guidelines (as discussed below under “Director Independence”). Our Board has also determined that each of Mr. Grusky and Mr. Edelson is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Directors” above for a description of the business experience of each of Mr. Grusky and Mr. Edelson.
The Audit Committee held six meetings and took one action by unanimous written consent during 2011. The Audit Committee Report for fiscal 2011, which contains a description of the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2011, is set forth below under “Audit Committee Report.”
Compensation Committee
The Compensation Committee primarily assists our Board in fulfilling its compensation and management development and succession planning oversight responsibilities by, among other things: (i) reviewing our director compensation program; (ii) reviewing and approving the compensation of our Chief Executive Officer and other senior executive officers and, except as expressly delegated to the Executive Compensation Subcommittee, setting annual and long-term performance goals for these individuals; (iii) reviewing and approving the compensation of all of our corporate officers; and (iv) reviewing the Company’s program for management development and succession planning.
Please refer to “Executive Compensation Subcommittee” below for a description of the Executive Compensation Subcommittee, which is a subcommittee of the Compensation Committee. Pursuant to the Compensation Committee’s charter, the Committee may form subcommittees and may delegate to such subcommittees any or all power and authority of the Committee as the Committee deems appropriate, provided that no subcommittee may consist of fewer than two members, and provided further that the Committee may not delegate to a subcommittee any power or authority required by any applicable laws, regulations or listing standards to be exercised by the Committee as a whole.

The Committee reviews executive compensation at its meetings throughout the year and sets executive compensation. The Committee also reviews director compensation annually. As part of its review of executive compensation, the Committee reviews the executive compensation arrangements at other retail companies. The Committee reviews the data at a high level in order to evaluate and confirm whether our executive compensation is within a reasonably competitive range. The Committee, however, does not set executive compensation at a set target percentile based on the data. See “Executive Compensation - Compensation Discussion and Analysis - Setting Compensation Levels of Executive Officers.” The Committee did not engage a compensation consultant to advise the Committee with respect to executive or director compensation for 2011.
Our Board has determined that each Compensation Committee member has the requisite independence for Compensation Committee membership under NYSE listing standards and the independence standards set forth in the Guidelines. The Compensation Committee held four meetings and took five actions by unanimous written consent during 2011. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see “Executive Compensation” below, as well as the Compensation Committee’s charter.
Executive Compensation Subcommittee
The Executive Compensation Subcommittee is a subcommittee of the Compensation Committee. The Subcommittee assists the Board and the Compensation Committee in fulfilling their compensation oversight responsibilities by performing the following duties: (i) reviewing and approving performance-based compensation of executive officers as contemplated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including bonuses and stock-based awards; (ii) administering the AutoNation, Inc. Senior Executive Incentive Bonus Plan, including establishing performance goals and certifying whether such goals are attained as contemplated under Section 162(m) of the Code; and (iii) administering our equity compensation plans, including approving stock-based awards.
Our Board has determined that each member of the Subcommittee qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and as an “outside director” under Section 162(m) of the Code. The Executive Compensation Subcommittee held four meetings and took three actions by unanimous written consent during 2011. For more information on the responsibilities and activities of the Executive Compensation Subcommittee, please refer to the Executive Compensation Subcommittee’s charter.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee assists our Board in fulfilling its oversight responsibilities by performing the following duties: (i) reviewing annually, or more frequently as appropriate, the corporate governance principles and practices set forth in the Guidelines, in comparison to the governance standards identified by leading governance authorities and our evolving needs, and making recommendations to the Board with respect to any appropriate amendment to the Guidelines; (ii) considering and advising the Board with respect to other corporate governance issues; (iii) periodically reviewing our codes of ethics and conduct for directors, officers, and employees; (iv) leading annual evaluations of Board and Board committee performance; (v) assessing periodically our Board’s needs in terms of skills and qualifications and recommending to our Board candidates for nomination and election to our Board; (vi) reviewing Board candidates recommended by our stockholders; and (vii) recommending to our Board assignments to committees.
Our Board has determined that each Corporate Governance and Nominating Committee member is independent under NYSE listing standards and the independence standards set forth in the Guidelines. In 2011, the Corporate Governance and Nominating Committee held four meetings and took one action by unanimous written consent.
The Corporate Governance and Nominating Committee has a policy with regard to the consideration of director candidates recommended by stockholders. For information regarding this policy, refer to “Stockholder Communications - Stockholder Director Recommendations” below.

Director Independence
The director independence standards set forth in our Guidelines, available at investors.autonation.com, meet and in some areas exceed the listing standards of the NYSE. Our Board has affirmatively determined that all of our directors, except Mr. Jackson, our Chairman and Chief Executive Officer, and Mr. Maroone, our President and Chief Operating Officer, are “independent” under our independence standards and the listing standards of the NYSE.
In addition to our independence standards, the directors who serve on our Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not (1) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation or (2) be an affiliated person of the Company or any of its subsidiaries.

In making its independence determinations, the Board considered relationships and transactions since the beginning of 2009 between the Company and its subsidiaries and our non-employee directors, entities associated with those directors, or members of their immediate families, including the relationships and transactions described under “Certain Relationships and Related Transactions” below. The Board determined that none of the relationships and transactions it considered impaired the independence of our non-employee directors or disqualified any of our non-employee directors from serving as independent directors under our independence standards and the listing standards of the NYSE. The Board’s independence determinations included a review of the following relationships and transactions:

•
Mr. Crowley is President and Chief Operating Officer of ESL Investments, Inc., and ESL Investments, Inc. together with its investment affiliates (collectively, “ESL”) beneficially owns approximately 53% of our common stock. In addition, Mr. Crowley and ESL have relationships with Sears Holdings Corporation (“Sears”) and AutoZone, Inc. (“AutoZone”), and in the ordinary course of business, we enter into transactions with Sears and AutoZone as a purchaser or supplier of goods or services. See “Certain Relationships and Related Party Transactions” below for more information regarding these relationships and transactions.

•	Mr. Grusky is a limited partner in ESL Partners, L.P., an investment affiliate of ESL Investments, Inc., and he serves as a director of AutoZone.

•
Mr. Edelson is Senior Vice President of Loews Corporation (“Loews”), and, in connection with certain of our insurance programs, we have paid premiums to American Casualty Company of Reading, Pennsylvania and to Continental Casualty Company, each a subsidiary of CNA Financial Corporation (“CNA Financial”), which is a 90%-owned subsidiary of Loews. In addition, we may from time to time use hotels owned by Loews Hotel Holdings Corporation, a wholly-owned subsidiary of Loews.

•
Michael Larson serves as chief investment officer for William H. Gates III, and all shares of our common stock owned by Cascade Investment, L.L.C. (“Cascade”) and the Bill & Melinda Gates Foundation Trust (the “Trust”) may be deemed to be beneficially owned by Mr. Gates. On a combined basis, Cascade and the Trust beneficially own approximately 14% of our common stock. In the ordinary course of business, we enter into transactions, as a purchaser or supplier of goods or services, with Republic Services, Inc. (“Republic”), and Mr. Larson serves as a director of Republic. In addition, Cascade and the Trust on a combined basis beneficially own approximately 17% of Republic’s common stock (based on publicly available data as of March 15, 2012).

Director Selection Process
The Corporate Governance and Nominating Committee is responsible for identifying, evaluating, and recommending candidates to the Board for nomination and election to the Board. The Committee is also responsible for assessing the appropriate balance of skills and characteristics required of our Board members. The Committee considers candidates suggested by its members and other Board members, as well as management and stockholders. The Committee has retained an executive search firm to identify and review candidates in the past.

In accordance with the Guidelines, candidates, including candidates recommended by stockholders, are selected on the basis of, among other things, broad experience, financial expertise, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, the candidate’s ownership interest in the Company, and willingness and ability to devote adequate time to Board duties, all in the context of assessing the needs of our Board at that point in time and with the objective of ensuring diversity in the background, experience, and viewpoints of our Board members. The Guidelines provide that the number of directors should permit diversity of experience without hindering effective discussion, diminishing individual accountability, or exceeding a number that can function efficiently as a body.
The Board periodically reviews the size of the Board to determine the size that will be most effective for the Company. In addition, the Board completes an annual self-evaluation, which includes a self-assessment questionnaire for each Board member. The self-assessment questionnaire addresses topics such as the structure of the Board, the skills and backgrounds of the current directors, the size of the Board, and the Board’s committee structure. Each of the Audit Committee, the Corporate Governance and Nominating Committee, the Compensation Committee, and the Executive Compensation Subcommittee also completes an annual self-evaluation, which includes a self-assessment questionnaire tailored specifically for such committee or subcommittee.
Candidates recommended by our stockholders are considered on the same basis as if such candidates were recommended by one of our Board members or other persons. See “Stockholder Communications - Stockholder Director Recommendations” below.
Board Compensation
Our non-employee director compensation program is designed to:

•	ensure alignment with long-term stockholder interests;

•	ensure we can attract and retain outstanding director candidates who meet the criteria outlined under “Director Selection Process” above; and

•	recognize the time commitments necessary to oversee the Company.
Summary
In 2011, our non-employee director compensation program consisted of the following:

•	annual Board retainer of $50,000 for each non-employee director;

•	annual committee retainers of $20,000 for the Chairman of the Audit Committee and $10,000 for each other Audit Committee member;

•
annual committee retainers of $10,000 for the Chairmen of the Compensation Committee and the Corporate Governance and Nominating Committee and $5,000 for the other members of the Compensation Committee and the Corporate Governance and Nominating Committee; and

•	expense reimbursement in connection with Board and committee meeting attendance.
In addition, the AutoNation, Inc. 2007 Non-Employee Director Option Plan (as amended, the “2007 Plan”) provides for an automatic grant of an option to purchase 5,000 shares of our common stock to each non-employee director on the first trading day of each March, June, September, and December.
The most recent amendment to the 2007 Plan was approved by our Board of Directors on February 1, 2012. Prior to the adoption of that amendment, each option granted under the 2007 Plan was immediately exercisable and expired on the 10th anniversary of the option grant date. The amendment provides that, with respect to grants made under the 2007 Plan after February 1, 2012, (1) each option will become exercisable with respect to 25% of the total number of shares underlying the option on June 1 of the year following the year in which the option is granted (the “initial vesting date”) and with respect to an additional 25% on each of the next three succeeding anniversaries of the initial vesting date, (2) except as set forth in (3) below, in the event an optionee ceases to be a non-employee director, then any options held by such non-employee director will become immediately exercisable until the earlier of (a) 30 days following the date the optionee ceases to be a non-employee director and (b) the expiration of the options, (3) in the event an optionee ceases to be a non-employee director because of retirement, death, or permanent and total disability (each as defined in the 2007 Plan), then any options held by such non-employee director will become immediately exercisable until the earlier of (x) the third anniversary of the date of such retirement, death, or permanent and total disability and (y) the expiration of the options, and (4) each option will expire on the 10th anniversary of the first grant date in the year in which the option was granted.

In November 2010, our non-employee directors became eligible to defer all or a portion of their annual and committee retainers under the AutoNation, Inc. Deferred Compensation Plan (the “DCP”). Please refer to “Executive Compensation - Compensation Tables - Non-Qualified Deferred Compensation in Fiscal 2011” for additional information regarding the DCP.
2011 Director Compensation
The following table sets forth the compensation earned during 2011 by each non-employee director.

2011 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)
Robert J. Brown	60,000		305,410	365,410
Rick L. Burdick	65,000	(2)	305,410	370,410
William C. Crowley	65,000	(2)	305,410	370,410
David B. Edelson	60,000		305,410	365,410
Robert R. Grusky	71,667		305,410	377,077
Michael Larson	55,000		305,410	360,410
Carlos A. Migoya	63,333		305,410	368,743
Alison H. Rosenthal(3)	48,333		236,041	284,374

(1)
The amounts reported in this column are based on the grant date fair values computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in the calculation of these amounts, see Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011.

In 2011, each of our non-employee directors received an option to purchase 5,000 shares of common stock on each of March 1, June 1, September 1, and December 1, except for Ms. Rosenthal who only received the June 1, September 1, and December 1 option grants since she joined the Board on March 14, 2011. The following table sets forth information regarding each option award granted to our non-employee directors who were serving on the quarterly grant dates in 2011:

Grant Date	Number of Shares Underlying Option Award	Option Exercise Price ($)	Grant Date Fair Value of Option Award ($)
March 1, 2011	5,000	32.50	69,369
June 1, 2011	5,000	34.51	71,910
September 1, 2011	5,000	40.37	86,693
December 1, 2011	5,000	35.99	77,438

(2)	Deferred under the DCP.

(3)	Ms. Rosenthal joined the Board on March 14, 2011.
The following table sets forth information regarding the number of options held by each of our non-employee directors as of December 31, 2011:

Name	Number of Options Held as of December 31, 2011

Robert J. Brown	10,000
Rick L. Burdick	140,000
William C. Crowley	180,000
David B. Edelson	110,000
Robert R. Grusky	103,134
Michael Larson	70,000
Carlos A. Migoya	60,000
Alison H. Rosenthal	15,000

Director Stock Ownership Guidelines
The Board believes that non-employee directors should be stockholders and have a financial stake in the Company. Toward this end, the Board expects that each non-employee director will invest at least $100,000 in the Company’s common stock within five years of first becoming a non-employee director. Exceptions to this requirement may only be made by the Board under compelling mitigating circumstances.

The following table sets forth information regarding investments made by our non-employee directors in our common stock as of March 15, 2012.

DIRECTOR STOCK OWNERSHIP GUIDELINES
Name	Number of Shares Owned(1)		Amount Deemed Invested ($)		Progress	Deadline
Robert J. Brown	2,000		45,060	(2)	45%	February 2015
Rick L. Burdick	7,365		139,935	(3)	Achieved	N/A
William C. Crowley	182,241	(4)	>4,000,000	(5)	Achieved	N/A
David B. Edelson	4,850		100,447	(6)	Achieved	N/A
Robert R. Grusky	6,450		103,915	(7)	Achieved	N/A
Michael Larson	2,000		55,147	(6)	55%	February 2015
Carlos A. Migoya	15,150		392,886	(8)	Achieved	N/A
Alison H. Rosenthal	—		—		—	March 2016

(1)	Based on filings with the SEC.

(2)
With respect to 1,000 shares, based on the closing price per share on February 24, 2010, the date he was appointed to the Board; and with respect to 1,000 shares, based on the closing price per share of our common stock on the date the shares were acquired in connection with the exercise of an option.

(3)	Based on the closing price per share of our common stock on the date the shares were acquired in connection with the exercise of an option.

(4)	Includes 83,545 shares held by Tynan, LLC, a limited liability company of which Mr. Crowley is the sole member.

(5)	Estimated value based on the closing price per share on the dates shares were acquired.

(6)	Based on the purchase price paid for the shares, as reported with the SEC.

(7)
With respect to 5,200 shares, based on the purchase price paid for the shares, as reported with the SEC; and with respect to 1,250 shares, based on the closing price per share of our common stock on the date the shares were acquired in connection with the exercise of an option.

(8)
With respect to 1,000 shares that Mr. Migoya held on the date he became a director, based on the closing price per share of our common stock on such date; with respect to 6,000 shares, based on the purchase price paid for the shares, as reported with the SEC; and with respect to 8,150 shares, based on the closing price per share of our common stock on the date the shares were acquired in connection with the exercise of an option.

2012 Option Grants
In accordance with the terms of the 2007 Plan, Messrs. Brown, Burdick, Crowley, Edelson, Grusky, Larson, and Migoya, and Ms. Rosenthal were each automatically granted an option to purchase 5,000 shares of our common stock at an exercise price equal to $34.09 per share, the closing price per share of our common stock on March 1, 2012. Each non-employee director will also receive an option to purchase 5,000 shares of our common stock on the first trading day of each of June, September, and December 2012. Each option grant will have an exercise price equal to the closing price per share of our common stock on the applicable grant date.

Compensation Committee Interlocks and Insider Participation
During 2011, Messrs. Burdick, Crowley, Larson, and Migoya served on our Compensation Committee. Please refer to “Certain Relationships and Related Party Transactions” below for a description of certain transactions we entered into since January 1, 2011 in which Mr. Crowley may be deemed to have had an indirect material interest. None of our Compensation Committee members has ever been an officer or employee of AutoNation or any of our subsidiaries, and none of our executive officers has served on the compensation committee (or other committee serving an equivalent function) or board of directors of any company, one of whose executive officers served on our Board or our Compensation Committee.
Certain Relationships and Related Party Transactions
Our Board has adopted a written policy which requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to us than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. Our Board, by a vote of the disinterested directors, must approve all related party transactions valued over $500,000, while our Audit Committee must approve all related party transactions valued between $100,000 and $500,000 and review with management all other related party transactions.
In accordance with SEC rules, we have set forth below a summary of transactions that occurred since January 1, 2011, in which the amount involved exceeded $120,000, the Company or one of its subsidiaries was a participant, and any related party may be deemed to have had a direct or indirect material interest. Under SEC rules, a related party is any director, executive officer, nominee for director, or 5% stockholder of the Company, and their immediate family members. In each case, the transactions complied with our Board’s policy on related party transactions.

•
In the ordinary course of business, we enter into transactions with Sears as a purchaser or supplier of goods or services. As of March 15, 2012, ESL, which beneficially owns approximately 53% of our common stock, beneficially owns approximately 62% of Sear’s common stock (based on publicly available data as of March 15, 2012), and Edward S. Lampert, the Chairman, Chief Executive Officer and controlling principal of ESL Investments, Inc., serves as the Chairman of the Board of Sears. In addition, Mr. Crowley who serves as the President and Chief Operating Officer of ESL Investments, Inc., served in various executive positions at Sears from March 2005 until January 2011 and as a director of Sears from March 2005 until May 2010. He also serves as Chairman of the Board of Sears Canada Inc., a subsidiary of Sears. In 2011, we paid Sears approximately $200,000 primarily for automotive parts and accessories, and Sears paid us approximately $250,000 primarily for automotive parts, accessories, and services.

•
We also enter into transactions with AutoZone, Inc., as a purchaser or supplier of goods or services, in the ordinary course of business. ESL owns approximately 10% of AutoZone’s common stock (based on publicly available data as of March 15, 2012), and Messrs. Crowley and Grusky serve as directors of AutoZone. In 2011, we paid AutoZone approximately $765,000 primarily for automotive parts and accessories, and AutoZone paid us approximately $135,000 primarily for automotive parts and accessories. In addition, in 2011, Lease Plan USA, a fleet leasing company, paid us approximately $6.2 million for certain vehicles that were subsequently leased by Lease Plan USA to AutoZone.

In January 2009, our Board authorized and approved letter agreements with certain automotive manufacturers that, among other things, eliminated certain adverse consequences that would have been triggered under the framework agreements with those manufacturers upon ESL’s acquisition of a 50% or greater ownership interest in our Company. The letter agreements with American Honda Motor Co., Inc. (“Honda”) and Toyota Motor Sales, U.S.A., Inc. (“Toyota”) also contain governance-related and other provisions. ESL is also a party to both the Honda and Toyota agreements. Under the terms of the Honda and Toyota agreements, ESL has agreed to vote all shares of our common stock in excess of 50% of our outstanding shares in the same proportion as all non-ESL-owned shares are voted. For additional information regarding these agreements, please refer to “Agreements with Vehicle Manufacturers - Framework Agreements” in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2011.
On November 29, 2011, we entered into an extension and amendment agreement to the Toyota Agreement (the “Extension and Amendment Agreement”) with Toyota and ESL. The Extension and Amendment Agreement grants an additional one-year extension of Toyota’s Consent under the Toyota Agreement and amends the Toyota Agreement to provide that the Toyota Agreement and Toyota’s Consent will terminate in the event that ESL’s ownership of the Company’s outstanding common stock falls to 40% or lower (prior to the amendment, the termination threshold was 50% or lower). Toyota’s Consent under the Toyota Agreement will now terminate on December 31, 2012 (unless it is terminated earlier as provided in the Toyota Agreement) with respect to purchases of the Company’s common stock by ESL after such date, provided that ESL may continue to seek successive annual one-year extensions of Toyota’s Consent, and Toyota may not unreasonably withhold or delay its consent thereto, except that if ESL has owned 50% or less of the Company’s outstanding common stock for two years preceding the date that ESL seeks an extension, then Toyota may withhold such consent in its sole discretion.
Stockholder Communications
Communications with the Company and the Board
Stockholders and interested parties may communicate with the Company through its Investor Relations Department by writing to Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301.
Stockholders and interested parties interested in communicating with our Board, any Board committee, any individual director, any group of directors (such as our independent directors), or our presiding director should send written correspondence to Board of Directors c/o Corporate Secretary, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301. Additional information is available on our corporate website at investors.autonation.com.
Stockholder Proposals for Next Year’s Annual Meeting
As more specifically provided in our by-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, any stockholder proposal to be considered at the 2013 Annual Meeting of Stockholders, including nominations of persons for election to our Board, generally must be properly submitted to us not earlier than January 9, 2013 nor later than February 8, 2013. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Corporate Secretary of AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301.
These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2013 Annual Meeting of Stockholders. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2013 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary not later than November 26, 2012.
Stockholder Director Recommendations
The Corporate Governance and Nominating Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons. To recommend a director candidate for consideration by our Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing to our Corporate Secretary not later than 120 calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our previous year’s annual meeting of stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation; (ii) the name of the candidate; (iii) the candidate’s resume or a listing of his or her qualifications to be a director; (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected; and (v) a description of all relationships, arrangements, or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Corporate Governance and Nominating Committee to assist the Committee in appropriately evaluating the candidate.

STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information as of March 15, 2012 regarding beneficial owners of more than five percent of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
ESL Investments, Inc. and related entities, as a group(2) 200 Greenwich Avenue, Greenwich, CT 06830	67,058,483	(3)	52.7%
William H. Gates III One Microsoft Way, Redmond, WA 98052	17,527,380	(4)	13.8%
Horizon Kinetics LLC 470 Park Avenue South, 4th Floor South, New York, NY 10016	7,326,527	(5)	5.8%

(1)	Based on 127,103,469 shares outstanding at March 15, 2012.

(2)
The group consists of ESL Partners, L.P. (“Partners”), ESL Institutional Partners, L.P. (“Institutional”), ESL Investors, L.L.C. (“Investors”), ESL Investments, Inc. (“Investments”), CBL Partners, L.P. (“CBL”), Tynan, LLC (“Tynan”), RBS Partners, L.P. (“RBS”), RBS Investment Management, L.L.C. (“RBSIM”), Edward S. Lampert, and William C. Crowley. Partners, Institutional, Investors, Investments, CBL, Tynan, RBS, RBSIM, Mr. Lampert and Mr. Crowley are collectively referred to as the “ESL Group.”

(3)
Based on a Schedule 13D/A filed with the SEC on January 31, 2012 and a subsequent Form 4 filed by Mr. Crowley, the number of AutoNation shares beneficially owned by each member of the ESL Group as of March 15, 2012 consists of 36,630,644 shares held by Partners, 6,526 shares held by Institutional, 6,346,058 shares held in an account established by the investment member of Investors, 5,080,682 shares held by CBL, 83,545 shares held by Tynan, 18,627,332 shares held by Mr. Lampert, 98,696 shares held by Mr. Crowley, and 185,000 shares issuable upon the exercise of director stock options held by Mr. Crowley. Mr. Crowley disclaims beneficial ownership of AutoNation shares beneficially owned by the ESL Group, except for 83,545 shares held by Tynan, 98,696 shares held by Mr. Crowley, and 185,000 shares issuable upon the exercise of director stock options held by Mr. Crowley.

Partners has sole voting and dispositive power with respect to 36,630,644 shares, Institutional has sole voting and dispositive power with respect to 6,526 shares, Investors has sole voting and dispositive power with respect to 6,346,058 shares, Investments has sole voting and dispositive power with respect to 48,063,910 shares, CBL has sole voting and dispositive power with respect to 5,080,682 shares, Tynan has sole voting power with respect to 83,545 shares and sole dispositive power with respect to 60,956 shares, RBS has sole voting and dispositive power with respect to 42,976,702 shares, RBSIM has sole voting and dispositive power with respect to 6,526 shares, Mr. Lampert has sole voting power with respect to 66,691,242 shares and sole dispositive power with respect to 51,456,760 shares, and Mr. Crowley has sole voting power with respect to 367,241 shares and sole dispositive power with respect to 283,579 shares.
On May 20, 2010, we filed with the SEC a Current Report on Form 8-K to disclose that ESL became the beneficial owner of a greater than 50% ownership interest in our common stock. Please refer to the Form 8-K and also to “Agreements with Vehicle Manufacturers - Framework Agreements” in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2011, for a description of certain letter agreements by and among the Company, ESL, and certain automotive manufacturers relating to ESL’s ownership of our common stock. See also “Board of Directors and Corporate Governance - Certain Relationships and Related Party Transactions.”

(4)
Based on a Schedule 13D/A filed with the SEC on February 17, 2012 and Form 4s filed by Mr. Gates and Cascade Investment, L.L.C. (“Cascade”) through March 16, 2012, the number of shares beneficially owned by Mr. Gates as of March 15, 2012 includes 15,128,664 shares held by Cascade and 2,398,716 shares held by the Bill & Melinda Gates Foundation Trust (the “Trust”). All shares of our common stock held by Cascade may be deemed to be beneficially owned by Mr. Gates as the sole member of Cascade, and all shares of our common stock beneficially owned by the Trust may be deemed to be beneficially owned by Mr. Gates as a co-trustee of the Trust. Mr. Gates has sole voting power with respect to 15,128,664 shares and shared voting power with respect to 2,398,716 shares. The address of Cascade is 2365 Carillon Point, Kirkland, WA 98033, and the address of the Trust is 500 Fifth Avenue North, Seattle, WA 98119.

(5)	Based on a Schedule 13G filed with the SEC on January 26, 2012, Horizon Kinetics LLC has sole voting and dispositive power with respect to 7,326,527 shares.
SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information as of March 15, 2012, unless otherwise indicated, regarding the amount of our common stock beneficially owned by (1) each of our directors, (2) each of our named executive officers, and (3) our directors and executive officers as a group. Beneficial ownership includes shares that may be acquired within 60 days of March 15, 2012 through the exercise of outstanding stock options (including, in the case of each executive officer who is retirement eligible under our equity compensation plans, currently unvested stock options that would accelerate in the event of retirement, and, in the case of each non-employee director, currently unvested stock options that would accelerate in the event of termination of Board service), as well as shares of restricted stock. Unless otherwise indicated, each person listed in the table has sole voting and investment power with respect to the securities listed.

Name of Beneficial Owner	Number of Shares of Common Stock Owned		Number of Shares Acquirable Within 60 days		Shares of Common Stock Beneficially Owned
					Number		Percent(1)
Mike Jackson	84,463		1,373,083	(2)	1,457,546		1.1%
Robert J. Brown	2,000		15,000	(3)	17,000		*
Rick L. Burdick	7,365		145,000	(3)	152,365		*
William C. Crowley	66,873,483		185,000	(3)	67,058,483	(4)	52.7%
David B. Edelson	4,850		115,000	(3)	119,850		*
Robert R. Grusky	6,450		108,134	(3)	114,584	(5)	*
Michael Larson	2,000		75,000	(3)	77,000		*
Carlos A. Migoya	15,150		65,000	(3)	80,150		*
Alison H. Rosenthal	—		20,000	(3)	20,000		*
Michael E. Maroone	2,498,159	(6)	1,681,085	(7)	4,179,244		3.2%
Michael J. Short	1,563		279,075		280,638		*
Jonathan P. Ferrando	34,767	(8)	337,379		372,146		*
David L. Koehler	4,036	(9)	—		4,036		*
Kevin P. Westfall(10)	8,598		45,949		54,547		*
All directors and executive officers as a group (14 persons)	69,538,322	(11)	4,398,756		73,937,078		56.2%

*	Less than 1%.

(1)	Based on 127,103,469 shares outstanding at March 15, 2012.

(2)
Includes 709,374 shares that may be acquired upon exercise of currently vested options, and 663,709 shares underlying currently unvested options since Mr. Jackson is eligible for retirement treatment under the Company’s equity compensation plans. All options held by Mr. Jackson are owned by a trust of which he is the sole trustee and beneficiary.

(3)	Includes 5,000 shares that may be acquired upon exercise of currently unvested options that would accelerate in the event of termination of Board service.

(4)
Mr. Crowley is the President and Chief Operating Officer of ESL Investments, Inc., which together with various of its affiliates beneficially owns shares of AutoNation’s common stock as set forth above under “Security Ownership of Certain Beneficial Owners.” Based on a Schedule 13D/A filed with the SEC on January 31, 2012 and a subsequent Form 4 filed by Mr. Crowley, the number of shares beneficially owned by Mr. Crowley consists of 36,630,644 shares held by Partners, 6,526 shares held by Institutional, 6,346,058 shares held in an account established by the investment member of Investors, 5,080,682 shares held by CBL, 83,545 shares held by Tynan,

18,627,332 shares held by Mr. Lampert, 98,696 shares held by Mr. Crowley, and 185,000 shares issuable upon the exercise of director stock options held by Mr. Crowley. Mr. Crowley disclaims beneficial ownership of AutoNation shares beneficially owned by the ESL Group, except for 83,545 shares held by Tynan, 98,696 shares held by Mr. Crowley, and 185,000 shares issuable upon the exercise of director stock options held by Mr. Crowley. Mr. Crowley has sole voting power with respect to 367,241 shares and sole dispositive power with respect to 283,579 shares.

(5)
Mr. Grusky is a limited partner in ESL Partners, L.P. (“ESL Partners”), which together with various of its affiliates owns shares of AutoNation’s common stock. As a limited partner, Mr. Grusky is not deemed to have a reportable interest in the AutoNation shares held by ESL Partners, and Mr. Grusky disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(6)
Includes 2,496,622 shares beneficially owned by Michael Maroone Family Partnership, a Nevada limited partnership controlled by Mr. Maroone, of which 951,646 shares are pledged as security for a loan, and 1,537 shares held through the AutoNation 401(k) Plan.

(7)
Includes 1,149,891 shares that may be acquired upon exercise of currently vested options, and 531,194 shares underlying currently unvested options since Mr. Maroone is eligible for retirement treatment under the Company’s equity compensation plans.

(8)	Includes 33,000 shares owned by Mr. Ferrando and his wife as tenants by the entirety and 1,767 shares held through the AutoNation 401(k) Plan.

(9)	Represents unvested shares of restricted stock.

(10)	Mr. Westfall resigned from the Company effective November 9, 2011, and the information provided in this table speaks as of such date.

(11)	Includes 8,072 unvested shares of restricted stock and 3,304 shares held through the AutoNation 401(k) Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, certain of our officers, and persons who beneficially own 10% or more of our stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2011, our directors, executive officers, and greater than 10% beneficial owners complied with all such applicable filing requirements, except that two Form 4s involving a total of two transactions were filed late for Michael Stephan. A Form 4 was filed for Mr. Stephan on August 4, 2011 to report the withholding of 273 shares on June 1, 2011 and the withholding of 126 shares on August 1, 2011, in each case to satisfy tax withholding obligations in connection with the vesting of restricted stock.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE AND
EXECUTIVE COMPENSATION SUBCOMMITTEE REPORT
The following statement made by our Compensation Committee and Executive Compensation Subcommittee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
The Compensation Committee and Executive Compensation Subcommittee of the Company have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee and Executive Compensation Subcommittee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
Compensation Committee:
William C. Crowley, Chair
Rick L. Burdick
Michael Larson
Carlos A. Migoya
Executive Compensation Subcommittee:
Carlos A. Migoya, Chair
Rick L. Burdick
Michael Larson

COMPENSATION DISCUSSION AND ANALYSIS
Overview
Our compensation programs are administered by the Compensation Committee (referred to as the “Committee” in this section) and the Executive Compensation Subcommittee (referred to as the “Subcommittee” in this section) of the Committee. The Committee primarily assists the Board in fulfilling its oversight responsibilities by, among other things: (i) reviewing our director compensation program; (ii) reviewing and approving the compensation of our Chief Executive Officer (“CEO”) and other senior executive officers and, except as expressly delegated to the Subcommittee, setting annual and long-term performance goals for these individuals and reviewing the performance of these individuals; and (iii) reviewing and approving the compensation of all of our corporate officers.
The Subcommittee assists the Board and the Committee in fulfilling their responsibilities by performing the following duties: (i) reviewing and approving performance-based compensation of executive officers as contemplated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including bonuses and stock-based awards; (ii) administering the AutoNation, Inc. Senior Executive Incentive Bonus Plan, including establishing performance goals and certifying whether such goals are attained as contemplated under Section 162(m) of the Code; and (iii) administering our equity compensation plans, including approving stock-based awards.
During 2011, the Committee consisted of William C. Crowley (Chair), Rick L. Burdick, Michael Larson, and Carlos A. Migoya, and the Subcommittee consisted of Mr. Migoya (Chair), Mr. Burdick, and Mr. Larson.
This section discusses the Company’s compensation policies and programs as it relates to the following “named executive officers” whose compensation information is presented in the tables that follow:

Mike Jackson	Chairman and Chief Executive Officer
Michael E. Maroone	President and Chief Operating Officer
Michael J. Short	Executive Vice President and Chief Financial Officer
Jonathan P. Ferrando	Executive Vice President, General Counsel and Secretary
David L. Koehler	Senior Vice President, Sales
Kevin P. Westfall	Former Senior Vice President, Sales
Mr. Westfall resigned from the Company effective November 9, 2011. Mr. Koehler, who was hired as a Market President on April 11, 2011, was promoted to the position of Senior Vice President, Sales, an executive officer position, effective November 14, 2011.
Compensation Philosophy and Objectives
The Committee’s fundamental philosophy is to closely link executive compensation with the achievement of performance goals and to create an owner-oriented culture. The Committee’s objectives in administering our compensation program for executive officers are to ensure that we are able to attract and retain highly-skilled executives and to provide a compensation program that incentivizes management to optimize business performance, deploy capital productively, and increase long-term stockholder value. The Committee also believes that overall compensation should be fair for the services rendered and that the compensation structure should be transparent, which is why the key components of executive compensation are limited to a base salary, an annual performance bonus based solely on the achievement of financial targets, and stock-based awards.
Setting Compensation Levels of Executive Officers
The Committee reviews executive compensation at its meetings throughout the year and sets executive compensation based primarily on our financial and operating performance and on executive management’s performance in executing the Company’s business strategy, optimizing the Company’s business performance and productivity of its business operations, and increasing long-term stockholder value. The Committee also considers the scope of an executive’s duties and responsibilities and individual executive performance. Our CEO reviews the performance of other named executive officers and makes recommendations, if any, to the Committee with respect to compensation adjustments for such officers. However, the Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers.

As part of its review of executive compensation, the Committee reviews the executive compensation arrangements at peer group companies. Our peer group includes comparable specialty retail companies based on specific financial measures, including, but not limited to, revenue, total assets, market capitalization, and net income. The Committee’s practice has been to make changes to our peer group only when necessary or when, in the Committee’s judgment, comparison to a company is no longer appropriate. There were no changes to our peer group for 2011 as compared to 2010. For 2011, our peer group consisted of the following companies:

Advance Auto Parts, Inc.	J.C. Penney Company, Inc.	RadioShack Corporation
AutoZone, Inc.	Kohl’s Corporation	Ross Stores, Inc.
BJ’s Wholesale Club, Inc.	Limited Brands, Inc.	Staples, Inc.
CarMax, Inc.	Macy’s Inc.	Tiffany & Co.
Family Dollar Stores, Inc.	Nordstrom, Inc.	The TJX Companies, Inc.
The Gap, Inc.	Office Depot, Inc.
The Committee reviews the executive compensation benchmark data at a high level in order to evaluate and confirm whether our executive compensation is within a reasonably competitive range. The Committee, however, does not set executive compensation at a specific target percentile within the peer group. Instead, the Committee focuses on providing compensation that is fair for the services rendered, closely linking executive compensation with the achievement of Company performance goals, and creating an owner-oriented culture, where the interests of our executive officers are aligned with the long-term interests of our stockholders.
The Committee has no pre-established target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. However, a significant portion of each executive officer’s total compensation is allocated to incentive compensation in the form of an annual performance-based bonus and stock-based awards in order to provide incentives to create and maintain long-term stockholder value. The Committee reviews and considers total compensation in setting each element of compensation for our named executive officers.
2011 Executive Compensation Elements
The key elements of our executive compensation program for the year ended December 31, 2011 were:

•	base salary;

•	annual incentive bonus; and

•	stock-based awards.
 Executive officers are also entitled to limited perquisites and other benefits as outlined below. The following is a summary of the considerations underlying each component of compensation paid to our named executive officers for 2011.
Base Salary
We provide our named executive officers and other officers with a base salary to compensate them for services rendered during the fiscal year. The Committee reviews and, as appropriate, adjusts the base salaries for our named executive officers. The factors that the Committee considers in setting salaries include the scope of job responsibilities, individual contributions to our success, company-wide performance, and market compensation. However, the Committee does not as a practice grant annual base salary adjustments for executive officers, and it did not grant any base salary adjustments during 2011 for any of the named executive officers. Upon his promotion to the position of Senior Vice President, Sales, the Committee established a base salary of $485,000 per year for Mr. Koehler.
Annual Incentive Bonus
2011 Incentive Bonus
A core component of our compensation program is the AutoNation Operating Performance bonus plan (the “AOP”), the annual bonus program in which bonus-eligible, corporate-level employees participate. The AOP is designed to incentivize management to continually improve our operating performance and to use capital to maximize returns. In February 2011, the Subcommittee established performance goals under the AOP for 2011 based upon specified levels of adjusted operating income per basic share and adjusted operating income as a percentage of gross margin.

The following table sets forth the 2011 bonus metrics under the AOP:

2011 Bonus Metrics	Weight	Threshold Payout Level	Target Payout Level	Maximum Payout Level
Adjusted Operating Income Per Basic Share	75%	$3.29(1)	$3.65	≥ $4.38(2)
Adjusted Operating Income as a Percent of Gross Margin	25%	22.5%(3)	23.5%	N/A(4)

(1)	50% of target payout level.

(2)	200% of target payout level.

(3)	81.25% of target payout level.

(4)
There was no maximum for the adjusted operating income as a percentage of gross margin metric under the AOP. Each 0.1 percentage point change in this performance metric represented a plus or minus 1.875% payout versus target.

In calculating the level of our performance under the AOP, certain adjustments are made to operating income for both metrics to ensure that operating performance is measured to incentivize management appropriately (for example, floorplan interest expense is charged against operating income to ensure management manages this expense; on a generally accepted accounting principles basis, floorplan interest expense is not included in operating income). For the adjusted operating income per basic share metric, operating income per basic share is also adjusted to reflect a capital charge for acquisitions and the repurchase of shares of our common stock. The capital charge is designed to encourage more productive uses of capital and to discourage less productive uses of capital. The adjusted operating income as a percentage of gross margin metric is designed to incentivize management to increase variability in our expense structure and to increase the productivity of our operations so that bottom-line profitability and stockholder value are maximized.
Each year, the Subcommittee, in its sole discretion, determines which of our executive officers or other key employees will participate in a separate incentive bonus plan designed to create a direct link between pay and performance for our senior officers and to ensure that annual cash performance bonuses payable to our senior officers are tax-deductible by the Company pursuant to Section 162(m) of the Code. The incentive bonus plan for our senior officers that was approved by the Company’s stockholders in 2007 is titled the “AutoNation, Inc. Senior Executive Incentive Bonus Plan” and is referred to as the “Executive Incentive Plan.” Historically, the Subcommittee has selected only those officers who were likely to receive annual compensation in excess of $1 million. Our executive officers may participate in either the AOP or the incentive bonus plan for our senior officers, but not both. The Subcommittee is also responsible for identifying annual “performance factors” and establishing specific performance targets with respect thereto that must be met in order for annual bonuses to be paid under the incentive bonus plan for our senior officers.
In February 2011, the Subcommittee established an incentive bonus program for 2011 for certain of our named executive officers under the Executive Incentive Plan. For 2011, the Subcommittee selected Messrs. Jackson, Maroone, Short, and Ferrando to participate in the Executive Incentive Plan. Under the terms of the Executive Incentive Plan, the Subcommittee set specific annual performance goals and established an objective formula for calculating the amount of the target awards for participants. The 2011 bonus metrics that the Subcommittee established under the Executive Incentive Plan were the same as those that the Committee established for 2011 under the AOP (set forth above) for all other corporate bonus plan participants, including Mr. Koehler (who participated in the AOP on a pro-rated basis based on the amount of time he served as Senior Vice President, Sales in 2011) and Mr. Westfall. The Subcommittee believes that symmetry between the AOP and the Executive Incentive Plan assures that all participants are appropriately aligned to achieve our objectives.
One hundred percent of the target award for each participant in the AOP and the Executive Incentive Plan was based upon achievement of the predetermined performance goals. Bonus awards under the AOP and the Executive Incentive Plan were payable on a sliding scale based on the Company’s actual achievement relative to the predetermined goals, with the possibility that bonuses earned may exceed or be less than the targeted payout level. The Subcommittee had absolute “negative discretion” to eliminate or reduce the amount of any award under the AOP and the Executive Incentive Plan.

The following table sets forth the 2011 threshold and target awards reflected as a percentage of salary for each of the participants under the Executive Incentive Plan and for Messrs. Koehler and Westfall under the AOP.

Participant	2011 Threshold (% of Salary)	2011 Target (% of Salary)	2011 Maximum
Mike Jackson	27.08%	133 1 /3%	(1), (2)
Michael E. Maroone	20.31%	100%	(1), (2)
Michael J. Short	15.23%	75%	(1), (2)
Jonathan P. Ferrando	15.23%	75%	(1), (2)
David L. Koehler(3)	9.14%	45%	(1), (4)
Kevin P. Westfall	9.14%	45%	(1), (4)

(1)	The maximum payout level for the adjusted operating income per basic share metric was 200% versus target.

(2)
While there was no maximum for the adjusted operating income as a percentage of gross margin metric, the maximum amount payable to any one participant in any one year is $5,000,000 under the Executive Incentive Plan. Each 0.1 percentage point change in this performance metric represented a plus or minus 1.875% payout.

(3)	Mr. Koehler participated in the AOP on a pro-rated basis based on the amount of time he served as Senior Vice President, Sales in 2011.

(4)
There was no maximum for the adjusted operating income as a percentage of gross margin metric under the AOP. Each 0.1 percentage point change in this performance metric represented a plus or minus 1.875% payout.

 Based on our financial performance against the bonus targets, bonus awards under the AOP and the Executive Incentive Plan were paid at 98.22% of the targeted levels. Performance under the AOP and the Executive Incentive Plan for 2011 was calculated as follows:

2011 Bonus Metrics	Weight	Target Payout Level	Attainment	Payout	Weighted Payout
Adjusted Operating Income Per Basic Share	75%	$3.65	$3.59	92.0%	69.0%
Adjusted Operating Income as a Percent of Gross Margin	25%	23.5%	24.40%	116.88%	29.22%
Total Payout					98.22%
Actual payouts to our named executive officers are shown in the table entitled “Summary Compensation Table” below.
Mr. Koehler was hired as a Market President on April 11, 2011 and promoted to the position of Senior Vice President, Sales effective November 14, 2011. Prior to his promotion, Mr. Koehler participated in the quarterly bonus program (the “MPP”) for the Company’s Market Presidents, none of whom are executive officers of the Company. Following his promotion, he participated in the AOP. Mr. Koehler’s payout under the AOP was pro-rated based on the amount of time he served as Senior Vice President, Sales in 2011.
For 2011, Mr. Westfall participated in the AOP only. Mr. Westfall’s payout under the AOP was pro-rated in connection with his retirement on November 9, 2011. See “Separation Agreement with Mr. Westfall” below.
Messrs. Jackson, Maroone, Short, and Ferrando only participated in the Executive Incentive Plan in 2011.
As part of our retention efforts with respect to Mr. Jackson, a portion of the 2011 bonus earned by Mr. Jackson under the Executive Incentive Plan (equal to $376,510) will be paid to him on a deferred basis in 2013 (without interest), subject to certain terms and conditions.

Stock-Based Awards
The Subcommittee grants stock-based awards to our named executive officers in order to provide long-term incentives which align the long-term interests of management and our stockholders. The Committee believes that stock-based awards motivate our named executive officers to focus on optimizing our long-term business performance and stockholder value and create an owner-oriented culture. For 2011, the Subcommittee administered our equity compensation plans and approved all stock-based awards under the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (the “2008 Plan”), which was approved by our stockholders at the 2008 Annual Meeting of Stockholders.
Stock-based awards are approved on an annual basis in amounts determined by the Subcommittee, while carefully considering the cost to us and our stockholders, including common stock dilution. For 2011, the sum of all stock-based awards granted to AutoNation employees represented potential share issuances equal to approximately 0.88% of our outstanding shares of common stock (0.77% relating to stock options and 0.11% relating to restricted stock).
In 2011, the Subcommittee approved two types of stock-based awards: stock options and restricted stock. Consistent with prior practice, Messrs. Jackson, Maroone, Short, and Ferrando received stock options only. Since the Subcommittee approved restricted stock awards that were granted in March 2011 and Mr. Koehler was hired in April 2011, Mr. Koehler also received stock options only. Mr. Westfall received a mix of stock options and restricted stock. Other eligible employees received either a mix of stock options and restricted stock, or restricted stock only.
Since 2009, the Subcommittee’s practice has been to approve an annual stock option award for each eligible employee during the first quarter and to grant the award in four equal increments over the year, subject to continuous employment by the award recipient through each grant date, and, except as otherwise provided by the Subcommittee, subject to the award recipient remaining at the same job grade level. In addition, since 2009, the Subcommittee’s practice has been to approve an annual restricted stock award for each eligible employee and to grant the award on the first trading day in March. In connection with new hires, the Subcommittee has from time to time approved stock-based awards later in the year, as it did for Mr. Koehler as described below.
Stock option and restricted stock grants are made to eligible employees on the same terms, other than the number of options or number of restricted shares granted, which varies primarily by position and based on individual performance.
Stock Options
On February 1, 2011, the Subcommittee approved the 2011 annual stock option awards for eligible employees, including our named executive officers, except for Mr. Koehler who was hired in April 2011. One-fourth of each stock option award that was approved in February 2011 was granted on each of March 1, June 1, September 1, and December 1, 2011.
On May 31, 2011, the Subcommittee approved a stock option award for Mr. Koehler to be granted in one-third increments on each of June 1, September 1, and December 1, 2011. Mr. Koehler received one-third of the stock option award that was approved in May 2011 on each of June 1 and September 1, 2011. As a result of his promotion to the position of Senior Vice President, Sales in November 2011, the stock option award that was approved in May 2011 terminated, and the option grant scheduled for December 1, 2011 was canceled. On November 9, 2011, the Subcommittee approved a new stock option award for Mr. Koehler, which was granted on December 1, 2011.
The 2011 stock option grants (including the option grants to Mr. Koehler) have an exercise price equal to the closing price per share on the grant date, vest in equal annual installments over four years commencing on June 1, 2012, and expire on March 1, 2021.
Detailed information regarding the 2011 stock option grants to our named executive officers is provided in the table entitled “Grants of Plan-Based Awards in Fiscal 2011” below.
Since the Subcommittee approved the 2011 annual stock option awards in February, the exercise price for each of the four grants comprising an annual stock option award was based on the closing price of our common stock on a pre-determined date subsequent to the approval of such award. The Subcommittee believes that this practice is fair and reasonable to the award recipients, the Company, and its stockholders since it minimizes the impact that any particular event could have on the exercise price of stock options, particularly during times of market volatility.

Restricted Stock
On February 1, 2011, the same date that it approved the 2011 stock option awards, the Subcommittee approved the 2011 restricted stock awards for eligible employees, including Mr. Westfall, who received 4,440 shares of  restricted stock. None of the other named executive officers received shares of restricted stock. See “Grants of Plan-Based Awards in Fiscal 2011” below. The restricted stock awards that were approved in February 2011 were granted on March 1, 2011 and will vest in equal annual installments over four years commencing on June 1, 2012.
Mr. Westfall’s Retirement
Mr. Westfall resigned from the Company effective November 9, 2011. Since he was retirement eligible under the Company’s equity compensation plans, pursuant to the terms of those plans, all unvested options and unvested shares of restricted stock held by him became immediately vested on November 9, 2011, and all such options and all vested options held by Mr. Westfall will remain exercisable until the earlier of (a) the applicable expiration date or (b) the third anniversary of November 9, 2011.
Perquisites and Other Benefits
Our compensation program for named executive officers also includes limited perquisites and other benefits, including participation in the Company’s life and health insurance and similar benefit programs (including the AutoNation 401(k) Plan and the AutoNation, Inc. Deferred Compensation Plan) on the same general terms as other participants in these programs, participation in Company car programs entitling the executives to a demonstrator vehicle and/or a vehicle allowance, use of an on-site fitness facility and, pursuant to their employment agreements, limited personal use of corporate aircraft for each of Messrs. Jackson and Maroone. The employment agreements with each of Messrs. Jackson and Maroone, respectively, provide for personal use of corporate aircraft of up to 70 hours per year.
Employment Agreements with Executive Officers
On July 20, 2010, we entered into employment agreements with Mike Jackson and Michael E. Maroone, pursuant to which Mr. Jackson will continue to serve as Chairman and Chief Executive Officer until September 24, 2013 and Mr. Maroone will continue to serve as President and Chief Operating Officer until December 31, 2013. See “Employment Agreements” below for a summary of the material terms of these employment agreements. The Committee believes that entering into the employment agreements with Messrs. Jackson and Maroone furthered our efforts to retain such executives.
Severance and Change in Control Policy and Agreements for Post-Termination Payments
We have a policy governing severance and change in control agreements with the Company’s named executive officers, which is set forth in our Corporate Governance Guidelines. Generally, the policy provides that we will not enter into any severance agreements with senior executives that provide specified benefits in an amount exceeding 299% of the sum of such executive’s base salary plus bonus unless such severance agreement has been submitted to a stockholder vote. Further, unless such severance agreement has been submitted to a stockholder vote, we will not enter into a severance agreement that provides for the payment of specified benefits to an executive triggered by (i) a change in control of our Company that is approved by stockholders but not completed, or (ii) a completed change in control of the Company in which the named executive officer remains employed in a substantially similar capacity by the successor entity. We have not entered into any change in control agreements with any of our named executive officers.
We have entered into employment agreements with Messrs. Jackson and Maroone that provide for payments or benefits to such persons at, following, or in connection with, termination under certain circumstances. In addition, our equity compensation plans provide for accelerated vesting in the event of a “change in control” as defined in such plans. These provisions are designed to promote stability and continuity of senior management. A description of the applicable potential payments pursuant to such provisions for the named executive officers is provided under “Potential Payments Upon Termination or Change in Control” below.

Separation Agreement with Mr. Westfall
Mr. Westfall resigned from the Company effective November 9, 2011. As disclosed in a Current Report on Form 8-K filed with the SEC on November 14, 2011, in connection with his separation, on November 11, 2011, the Company entered into a Separation Agreement with Mr. Westfall. Pursuant to the terms of the Separation Agreement, in consideration for, among other things, his compliance with non-solicitation, confidentiality and cooperation obligations, as well as his compliance with all other agreements between him and the Company, including non-competition agreements, the Company agreed to pay to Mr. Westfall:

•
$482,040, his then-current base salary, as follows: a lump sum payment of $241,020, less applicable taxes and withholdings, on November 25, 2011, and the remaining portion, less applicable taxes and withholdings, in 12 equal installments on a consecutive semi-monthly basis beginning on the Company’s first payroll date after May 9, 2012; and

•	a 2011 performance bonus, pro-rated for 11 months of service, to the extent earned under the AOP, payable at the same time and at the same level as other corporate bonuses are paid.
Consideration of the Company’s 2011 Stockholder Vote on Executive Compensation
At our 2011 Annual Meeting of Stockholders, more than 96% of the votes cast voted to approve the advisory resolution on our executive compensation (referred to as the “say-on-pay” vote). The Committee believes that the positive outcome of the say-on-pay vote supports the compensation arrangements established by it for our named executive officers in 2010 as well as in 2011, and accordingly, it did not change its approach. In addition, at the 2011 Annual Meeting of Stockholders, our stockholders voted to approve a triennial holding of the advisory vote on executive compensation. Accordingly, as previously disclosed by the Company, we will hold future, non-binding, advisory votes on executive compensation on a triennial basis until the next required non-binding, advisory vote on the frequency of the advisory vote on executive compensation. The Committee believes that our executive compensation program aligns pay with performance and reflects responsible corporate governance practices regarding executive compensation. The Committee will continue to consider the results of future advisory votes on executive compensation when making future decisions regarding the structure and implementation of our executive compensation program.
2012 Compensation Decisions
2012 Bonus Plan
On February 1, 2012, the Company’s Board of Directors adopted a new incentive bonus plan for senior officers, titled the AutoNation, Inc. Senior Executive Incentive Bonus Plan (the “2012 Bonus Plan”). The 2012 Bonus Plan, which is administered by the Subcommittee, is subject to approval by the Company’s stockholders at the Annual Meeting. The 2012 Bonus Plan, which is substantially identical to and is intended to replace the Executive Incentive Plan approved by the Company’s stockholders in 2007, is designed to create a direct link between pay and performance for our senior officers and to ensure that annual cash performance bonuses payable to our senior officers are tax deductible by the Company pursuant to Section 162(m) of the Code. See “Items To Be Voted On - Proposal 3: Approval of AutoNation, Inc. Senior Executive Incentive Bonus Plan” for more information regarding the 2012 Bonus Plan.
On February 1, 2012, the Subcommittee selected the 2012 participants under the 2012 Bonus Plan, established specific objective annual performance goals for 2012, and set target awards for the 2012 participants in the 2012 Bonus Plan. For 2012, the Subcommittee selected each of the Company’s current executive officers to participate in the 2012 Bonus Plan. The 2012 participants under the 2012 Bonus Plan are set forth below:

Mike Jackson	Chairman and Chief Executive Officer
Michael E. Maroone	President and Chief Operating Officer
Michael J. Short	Executive Vice President and Chief Financial Officer
Jonathan P. Ferrando	Executive Vice President, General Counsel and Secretary
David L. Koehler	Senior Vice President, Sales
Alan J. McLaren	Senior Vice President, Customer Care
Mr. McLaren was hired as Senior Vice President, Customer Care, an executive officer position, effective January 4, 2012.

The performance goals that the Subcommittee established for 2012 under the 2012 Bonus Plan are based upon the achievement of specified levels of adjusted operating income per basic share (minus a net charge for capital deployed for acquisitions or share repurchases and subject to an adjustment for certain extraordinary or other items) and adjusted operating income as a percentage of gross margin for the Company during 2012. These performance goals also constitute the performance goals that have been established for bonus-eligible, corporate-level employees of the Company under the AOP to ensure that the corporate management team is fully aligned. Bonus awards under both the AOP and the 2012 Bonus Plan will be payable on a sliding scale based on our actual achievement relative to the predetermined goals, with the possibility that bonuses earned may exceed or be less than the targeted level. The Subcommittee will have absolute “negative discretion” to eliminate or reduce the amount of any award under the AOP and the 2012 Bonus Plan.
The following table sets forth the 2012 threshold and target awards reflected as a percentage of salary for each of the participants under the 2012 Bonus Plan.

Participant	2012 Threshold (% of Salary)	2012 Target (% of Salary)	2012 Maximum
Mike Jackson	27.08%	133 1/3%	(1)
Michael E. Maroone	20.31%	100%	(1)
Michael J. Short	15.23%	75%	(1)
Jonathan P. Ferrando	15.23%	75%	(1)
David L. Koehler	9.14%	45%	(1)
Alan J. McLaren	9.14%	45%	(1)

(1)
The maximum payout level for the adjusted operating income per basic share metric is 200%. While there is no maximum for the adjusted operating income as a percentage of gross margin metric, the maximum amount payable to any one participant in any one year is $5,000,000 under the 2012 Bonus Plan. Each 0.1 percentage point change in the adjusted operating income as a percentage of gross margin metric represents a plus or minus 1.875% payout.

2012 Stock-Based Awards
On February 1, 2012, the Subcommittee approved the 2012 annual stock-based awards for our executive officers and other eligible employees. The stock-based awards for 2012 that the Subcommittee granted to each of our current executive officers is as follows:

Name	2012 Total Stock Option Award	2012 Total Restricted Stock Award
Mike Jackson	201,336	—
Michael E. Maroone	161,140	—
Michael J. Short	121,080	—
Jonathan P. Ferrando	121,080	—
David L. Koehler	12,108	4,036
Alan J. McLaren	12,108	4,036
One-fourth of each stock option award that was approved on February 1, 2012, was granted on March 1, 2012, and an additional one-fourth of each stock option award will be granted on the first trading day of each of June, September, and December 2012. In accordance with the 2008 Plan, the options granted on March 1, 2012 have an exercise price equal to the closing price per share on such date ($34.09), and each subsequent option grant will have an exercise price equal to the closing price per share on the applicable grant date. The 2012 stock option awards vest in equal annual installments over four years commencing on June 1, 2013 and expire on March 1, 2022.
The 2012 restricted stock awards were granted on March 1, 2012 and will vest in equal annual installments over four years commencing on June 1, 2013.

Company Policy on Section 162(m) Limits on Deductibility of Compensation
Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and three other most highly compensated executive officers, other than the chief financial officer, as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
The Committee administers the executive compensation program in general, and our incentive bonus plan for senior officers in particular, in a manner that maximizes the tax deductibility of compensation paid to the Company’s executives under Section 162(m) of the Code to the extent practicable. The Committee believes, however, that our priority is to attract and retain highly-skilled executives to manage our Company and, in some cases, the loss of a tax deduction may be necessary to accomplish that goal. Accordingly, the Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and the Committee reserves the right to do so in the future in appropriate circumstances. For 2011, the compensation of our named executive officers was fully deductible under Section 162(m), except for $150,000 of Mr. Jackson’s base salary and approximately $199,005 of other non-performance-based compensation for Messrs. Jackson and Maroone.
Executive Stock Ownership Guidelines
In order to further align the long-term interests of management and stockholders and to ensure an owner-oriented culture, the Board has set stock ownership guidelines for our Chief Executive Officer, Chief Operating Officer, and each Executive Vice President. The following table sets forth information regarding the number and dollar value of shares held by these officers as of March 15, 2012 and lists the specific ownership requirements under the ownership guidelines. Each of these officers has either satisfied the ownership guidelines or has time remaining to do so. The ownership guidelines provide that the ownership requirements must be met by the later of February 7, 2014 or the date that is five years after the executive was appointed to the position.

EXECUTIVE STOCK OWNERSHIP GUIDELINES
Name	Ownership as of March 15, 2012		Ownership Requirement
	Number of Shares(1)	Dollar Value of Shares(2)
Mike Jackson	84,463	$2,943,536	200,000 shares or $4,600,000
Michael E. Maroone	2,498,159	$87,060,841	175,000 shares or $4,000,000
Michael J. Short	1,563	$54,471	50,000 shares or $1,122,000
Jonathan P. Ferrando	34,767	$1,211,630	50,000 shares or $1,122,000

(1)	The number of shares includes common stock beneficially owned by each executive (excluding shares underlying stock options), including shares held through the AutoNation 401(k) Plan.

(2)	The value of the shares is based on the closing price of a share of our common stock on the New York Stock Exchange as of March 15, 2012 ($34.85).
Conclusion
The Committee believes that our compensation programs appropriately reward executive performance and align the interests of our named executive officers and key employees with the long-term interests of our stockholders, while also enabling the Company to attract and retain talented executives. The Committee will continue to evolve and administer our compensation program in a manner that the Committee believes will be in the best interests of our stockholders.

COMPENSATION TABLES
Summary Compensation Table
The following table provides information regarding compensation earned by each of our named executive officers for each of the years they were so designated during 2011, 2010, and 2009.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)		Total ($)
Mike Jackson Chairman and Chief Executive Officer	2011	1,150,000	—		—	3,578,048	1,506,040	(4)	—	194,273	(5)	6,428,361
	2010	1,150,000	—		—	2,577,655	2,863,039		—	174,928		6,765,622
	2009	1,150,000	—		—	2,087,993	1,705,833		—	220,053		5,163,879
Michael E. Maroone President and Chief Operating Officer	2011	1,000,000	—		—	2,863,653	982,200		—	180,242	(6)	5,026,095
	2010	1,000,000	—		—	2,062,981	1,867,200		—	269,215		5,199,396
	2009	1,000,000	—		—	1,671,099	1,112,500		—	199,605		3,983,204
Michael J. Short Executive Vice President and Chief Financial Officer	2011	561,000	—		—	2,151,713	413,261		—	26,886	(7)	3,152,860
	2010	561,000	—		—	1,550,127	785,624		—	28,214		2,924,965
	2009	561,000	—		—	1,255,651	468,084		—	25,233		2,309,968
Jonathan P. Ferrando Executive Vice President, General Counsel and Secretary	2011	561,000	—		—	2,151,713	413,261		—	26,395	(8)	3,152,369
	2010	561,000	—		—	1,550,127	785,624		—	20,430		2,917,181
	2009	561,000	—		—	1,255,651	468,084		—	23,997		2,308,732
David L. Koehler Senior Vice President, Sales	2011	295,351	134,701	(9)	—	94,820	28,190	(10)	—	6,910	(11)	559,972
	2010	—	—		—	—	—		—	—		—
	2009	—	—		—	—	—		—	—		—
Kevin P. Westfall Former Senior Vice President, Sales	2011	434,567	—		144,300	160,767	—		—	463,344	(12)	1,202,978
	2010	482,040	—		93,038	154,968	405,029		—	17,767		1,152,842
	2009	482,040	—		52,814	125,508	241,321		—	20,982		922,665

(1)
The amounts reported reflect the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in the calculation of these amounts, see Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)
Non-equity incentive plan compensation earned in 2009 was paid on February 25, 2010, non-equity incentive plan compensation earned in 2010 was paid on February 25, 2011, and non-equity incentive plan compensation earned in 2011 was paid on February 24, 2012.

(3)
The amounts reported for personal usage by Messrs. Jackson and Maroone of corporate aircraft are calculated based on the aggregate incremental cost to the Company. The incremental cost to the Company of personal usage of corporate aircraft by our executives is calculated based on the direct operating costs to the Company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees, and other direct operating costs. The amounts reported for personal usage of cars are based on imputed income attributable to each named executive officer calculated in accordance with Treasury Regulations, which amounts we believe are equal to or greater than our incremental costs of providing such usage. In addition to the perquisites and other benefits identified in the footnotes below, our named executive officers also are eligible to use our on-site fitness facility, and from time to time, use our tickets for sporting and entertainment events for personal purposes, and receive occasional secretarial support with respect to personal matters.

(4)	$376,510 of this amount will be paid to Mr. Jackson on a deferred basis in 2013 (without interest), subject to certain terms and conditions.

(5)	Includes $108,928 for personal usage of corporate aircraft, $65,940 for demonstrator vehicle usage and/or a vehicle allowance, and $19,405 for group term life insurance.

(6)
Includes $101,385 for personal usage of corporate aircraft, $64,485 for demonstrator vehicle usage and/or a vehicle allowance, $11,622 for group term life insurance, $2,500 for matching contributions under the DCP (such contributions were credited by the Company as of January 3, 2012), and a nominal service award.

(7)
Includes $21,551 for demonstrator vehicle usage and/or a vehicle allowance, $2,835 for group term life insurance, and $2,500 for matching contributions under the DCP (such contributions were credited by the Company as of January 3, 2012).

(8)
Includes $21,711 for demonstrator vehicle usage and/or a vehicle allowance, $1,934 for group term life insurance, $2,500 for matching contributions under the DCP (such contributions were credited by the Company as of January 3, 2012), and a nominal service award.

(9)
Mr. Koehler was hired as a Market President on April 11, 2001 and promoted to the position of Senior Vice President, Sales effective November 14, 2011. Prior to his promotion, he participated in the MPP, and following his promotion he participated in the AOP. The amount reported in this column reflects the bonus amounts paid to Mr. Koehler under the MPP in 2011.

(10)	The amount reported in this column reflects the bonus amount paid to Mr. Koehler under the AOP (pro-rated from November 14, 2011 through December 31, 2011).

(11)	Includes $6,456 for demonstrator vehicle usage and/or a vehicle allowance and $454 for group term life insurance.

(12)
In connection with Mr. Westfall’s separation from the Company, and pursuant to the terms of the Separation Agreement between the Company and Mr. Westfall described above under “Compensation Discussion and Analysis - Separation Agreement with Mr. Westfall,” Mr. Westfall received a severance payment of $241,020 on November 25, 2011, as well as a bonus severance payment of $195,302 (which amount was based on the level of our performance under the AOP for 2011, pro-rated for 11 months of service) on February 24, 2012. He also received a payment of $9,270 for accrued but unused vacation time on November 25, 2011. The amount reported also includes $14,064 for a vehicle allowance and $3,688 for group term life insurance.

We have employment agreements with Messrs. Jackson and Maroone that establish certain terms relating to their compensation. For information regarding these agreements, refer to “Employment Agreements” below.

Grants of Plan-Based Awards in Fiscal 2011
The following table sets forth certain information with respect to (i) the non-equity incentive plan awards granted to Messrs. Jackson, Maroone, Short, and Ferrando under the Executive Incentive Plan, (ii) the non-equity incentive plan awards granted to Messrs. Koehler and Westfall under the AOP, and (iii) the stock-based awards granted to each of our named executive officers under the 2008 Plan.

GRANTS OF PLAN-BASED AWARDS IN 2011
Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum($)(1)
Mike Jackson	Option	3/1/2011	2/1/2011					55,379	32.50	814,470
	Option	6/1/2011	2/1/2011					55,379	34.51	859,864
	Option	9/1/2011	2/1/2011					55,379	40.37	1,000,078
	Option	12/1/2011	2/1/2011					55,379	35.99	903,636
	Annual Cash			311,420	1,533,333	5,000,000
Michael E. Maroone	Option	3/1/2011	2/1/2011					44,322	32.50	651,853
	Option	6/1/2011	2/1/2011					44,322	34.51	688,183
	Option	9/1/2011	2/1/2011					44,322	40.37	800,402
	Option	12/1/2011	2/1/2011					44,322	35.99	723,215
	Annual Cash			203,100	1,000,000	5,000,000
Michael J. Short	Option	3/1/2011	2/1/2011					33,303	32.50	489,794
	Option	6/1/2011	2/1/2011					33,303	34.51	517,092
	Option	9/1/2011	2/1/2011					33,303	40.37	601,412
	Option	12/1/2011	2/1/2011					33,303	35.99	543,415
	Annual Cash			85,454	420,750	5,000,000
Jonathan P. Ferrando	Option	3/1/2011	2/1/2011					33,303	32.50	489,794
	Option	6/1/2011	2/1/2011					33,303	34.51	517,092
	Option	9/1/2011	2/1/2011					33,303	40.37	601,412
	Option	12/1/2011	2/1/2011					33,303	35.99	543,415
	Annual Cash			85,454	420,750	5,000,000
David L. Koehler	Option	6/1/2011	5/31/2011					1,376	34.51	18,356
	Option	9/1/2011	5/31/2011					1,376	40.37	22,144
	Option	12/1/2011	11/9/2011					3,329	35.99	54,320
	Annual Cash(3)			5,829	28,701	N/A
Kevin P. Westfall	Restricted Stock	3/1/2011	2/1/2011				4,440			144,300
	Option	3/1/2011	2/1/2011					3,329	32.50	48,960
	Option	6/1/2011	2/1/2011					3,329	34.51	51,689
	Option	9/1/2011	2/1/2011					3,329	40.37	60,118
	Annual Cash			44,058	216,918	N/A

(1)	$5,000,000 is the maximum allowable bonus under the Executive Incentive Plan.

(2)
With respect to option awards, the amounts reported in this column are based on the grant date fair values computed in accordance with FASB ASC Topic 718. With respect to the restricted stock award for Mr. Westfall, the amount reported in this column is based on the closing price per share of our common stock on the grant date.

(3)
Mr. Koehler was promoted to the position of Senior Vice President, Sales effective November 14, 2011. The amounts reported in the “Threshold,” “Target,” and “Maximum” columns under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflect the pro-rated threshold, target, and maximum bonus amounts under the AOP (from November 14, 2011 through December 31, 2011).

The material terms of the non-equity incentive plan awards granted to our named executive officers in 2011 under the Executive Incentive Plan and the AOP and the material terms of the stock-based awards granted to our named executive officers in 2011 under the 2008 Plan are described above in the sections entitled “Annual Incentive Bonus” and “Stock-Based Awards” under “Executive Compensation - Compensation Discussion and Analysis.”
Outstanding Equity Awards at Fiscal Year-End 2011
The following table provides information concerning unexercised options held by the named executive officers of the Company as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2011
		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Mike Jackson(2)	8/1/2005	292,000	—	21.59	8/1/2015	—	—
	7/31/2006	254,000	—	20.08	7/31/2016	—	—
	7/30/2008	—	67,767	10.17	7/30/2018	—	—
	3/2/2009	—	33,206	9.92	3/2/2019	—	—
	6/1/2009	33,206	33,206	16.99	3/2/2019	—	—
	9/1/2009	33,206	33,206	18.02	3/2/2019	—	—
	12/1/2009	33,206	33,206	17.70	3/2/2019	—	—
	3/1/2010	15,939	47,817	18.20	3/1/2020	—	—
	6/1/2010	15,939	47,817	19.64	3/1/2020	—	—
	9/1/2010	15,939	47,817	23.21	3/1/2020	—	—
	12/1/2010	15,939	47,817	26.49	3/1/2020	—	—
	3/1/2011	—	55,379	32.50	3/1/2021	—	—
	6/1/2011	—	55,379	34.51	3/1/2021	—	—
	9/1/2011	—	55,379	40.37	3/1/2021	—	—
	12/1/2011	—	55,379	35.99	3/1/2021	—	—
Michael E. Maroone	7/27/2004	172,804	—	16.77	7/27/2014	—	—
	8/1/2005	233,800	—	21.59	8/1/2015	—	—
	7/31/2006	203,000	—	20.08	7/31/2016	—	—
	7/30/2007	220,250	—	19.21	7/30/2017	—	—
	7/30/2008	162,709	54,237	10.17	7/30/2018	—	—
	3/2/2009	26,576	26,576	9.92	3/2/2019	—	—
	6/1/2009	26,576	26,576	16.99	3/2/2019	—	—
	9/1/2009	26,576	26,576	18.02	3/2/2019	—	—
	12/1/2009	26,576	26,576	17.70	3/2/2019	—	—
	3/1/2010	12,756	38,270	18.20	3/1/2020	—	—
	6/1/2010	12,756	38,270	19.64	3/1/2020	—	—
	9/1/2010	12,756	38,270	23.21	3/1/2020	—	—
	12/1/2010	12,756	38,270	26.49	3/1/2020	—	—
	3/1/2011	—	44,322	32.50	3/1/2021	—	—
	6/1/2011	—	44,322	34.51	3/1/2021	—	—
	9/1/2011	—	44,322	40.37	3/1/2021	—	—
	12/1/2011	—	44,322	35.99	3/1/2021	—	—

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2011
		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael J. Short	7/30/2007	78,500	—	19.21	7/30/2017	—	—
	7/30/2008	82,359	40,753	10.17	7/30/2018	—	—
	3/2/2009	19,969	19,969	9.92	3/2/2019	—	—
	6/1/2009	19,969	19,969	16.99	3/2/2019	—	—
	9/1/2009	19,969	19,969	18.02	3/2/2019	—	—
	12/1/2009	19,969	19,969	17.70	3/2/2019	—	—
	3/1/2010	9,585	28,756	18.20	3/1/2020	—	—
	6/1/2010	9,585	28,756	19.64	3/1/2020	—	—
	9/1/2010	9,585	28,756	23.21	3/1/2020	—	—
	12/1/2010	9,585	28,756	26.49	3/1/2020	—	—
	3/1/2011	—	33,303	32.50	3/1/2021	—	—
	6/1/2011	—	33,303	34.51	3/1/2021	—	—
	9/1/2011	—	33,303	40.37	3/1/2021	—	—
	12/1/2011	—	33,303	35.99	3/1/2021	—	—
Jonathan P. Ferrando	7/31/2006	22,900	—	20.08	7/31/2016	—	—
	7/30/2007	165,494	—	19.21	7/30/2017	—	—
	7/30/2008	40,753	40,753	10.17	7/30/2018	—	—
	3/2/2009	9,985	19,969	9.92	3/2/2019	—	—
	6/1/2009	19,969	19,969	16.99	3/2/2019	—	—
	9/1/2009	19,969	19,969	18.02	3/2/2019	—	—
	12/1/2009	19,969	19,969	17.70	3/2/2019	—	—
	3/1/2010	9,585	28,756	18.20	3/1/2020	—	—
	6/1/2010	9,585	28,756	19.64	3/1/2020	—	—
	9/1/2010	9,585	28,756	23.21	3/1/2020	—	—
	12/1/2010	9,585	28,756	26.49	3/1/2020	—	—
	3/1/2011	—	33,303	32.50	3/1/2021	—	—
	6/1/2011	—	33,303	34.51	3/1/2021	—	—
	9/1/2011	—	33,303	40.37	3/1/2021	—	—
	12/1/2011	—	33,303	35.99	3/1/2021	—	—
David L. Koehler	6/1/2011	—	1,376	34.51	3/1/2021	—	—
	9/1/2011	—	1,376	40.37	3/1/2021	—	—
	12/1/2011	—	3,329	35.99	3/1/2021	—	—
Kevin P. Westfall(3)	7/30/2007	12,405	—	19.21	11/9/2014	—	—
	7/30/2008	4,073	—	10.17	11/9/2014	—	—
	3/2/2009	1,996	—	9.92	11/9/2014	—	—
	6/1/2009	1,996	—	16.99	11/9/2014	—	—
	9/1/2009	1,996	—	18.02	11/9/2014	—	—
	12/1/2009	1,996	—	17.70	11/9/2014	—	—
	3/1/2010	2,875	—	18.20	11/9/2014	—	—
	6/1/2010	2,875	—	19.64	11/9/2014	—	—
	9/1/2010	2,875	—	23.21	11/9/2014	—	—
	12/1/2010	2,875	—	26.49	11/9/2014	—	—
	3/1/2011	3,329	—	32.50	11/9/2014	—	—
	6/1/2011	3,329	—	34.51	11/9/2014	—	—
	9/1/2011	3,329	—	40.37	11/9/2014	—	—

(1)
Stock options and shares of restricted stock granted prior to 2009 become exercisable in 25% annual increments on each of the first, second, third, and fourth anniversaries of the applicable grant date. Stock options and shares of restricted stock granted in 2009 and later become exercisable in 25% annual increments on each of the first, second, third, and fourth anniversaries of June 1 of the year in which the options were granted.

(2)	All of Mr. Jackson’s options have been transferred other than for value to a personal trust.

(3)
Mr. Westfall resigned from the Company effective November 9, 2011. Since he was retirement eligible under the Company’s equity compensation plans, pursuant to the terms of those plans, all unvested options and unvested shares of restricted stock held by him became immediately vested on November 9, 2011, and all such options and all vested options held by Mr. Westfall will remain exercisable until the earlier of (a) the applicable expiration date or (b) the third anniversary of November 9, 2011.

Option Exercises and Stock Vested in Fiscal 2011
The following table provides information concerning exercises of stock options and vesting of restricted stock held by the named executive officers during 2011.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2011
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mike Jackson	651,565	12,875,519	—	—
Michael E. Maroone	637,996	13,391,808	—	—
Michael J. Short	286,994	4,948,635	—	—
Jonathan P. Ferrando	531,100	9,180,097	—	—
David L. Koehler	—	—	—	—
Kevin P. Westfall	214,519	3,189,851	11,513	394,102
Equity Compensation Plans
The following table provides information as of December 31, 2011 regarding our equity compensation plans.

EQUITY COMPENSATION PLANS
	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders	6,798,854	$21.03	8,178,129 (1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	6,798,854	$21.03	8,178,129

(1)
Includes 7,019,897 shares available under the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (the “2008 Plan”) and 1,158,232 shares available under the AutoNation, Inc. 2007 Non-Employee Director Option Plan. As of December 31, 2011, a maximum of 1,416,802 shares may be awarded as awards, other than options or stock appreciation rights, that are settled in shares under the 2008 Plan.

Non-Qualified Deferred Compensation in Fiscal 2011
The AutoNation, Inc. Deferred Compensation Plan (“DCP”) affords the named executive officers and certain other employees the opportunity to defer up to 75% of base salary and 90% of annual bonus and/or commissions on a pre-tax basis. For 2011, we provided matching contributions for both the DCP and the AutoNation 401(k) Plan. Participants eligible for a matching contribution under the DCP were not eligible for the matching contribution in the AutoNation 401(k) Plan. For 2011, we provided eligible participants under the DCP a matching contribution of up to 50% of the first $5,000 deferred. The 2011 matching contributions were credited by the Company as of January 3, 2012. One-third of the 2011 matching contributions vested as of January 3, 2012, and an additional one-third will vest on each of the first and second anniversaries of January 3, 2012.

Earnings on deferrals are based on “deemed” investments in funds, selected for inclusion in the DCP by us, or investments in equity or debt securities. The DCP provides daily processing of account transactions including participant deemed investment election changes. Additionally, the DCP provides for payment of vested deferrals and earnings upon separation from service, death, and disability as well as upon specified in-service payment dates selected by the participants. Participants may elect to receive payments upon specified in-service dates or upon separation from service in the form of lump sum payments or annual installments up to 10 years. Specified in-service date payments may be paid in a lump sum or in up to five annual installments. The DCP is intended to meet the requirements of Section 409A of the Code and other relevant provisions thereunder and related Treasury regulations.

The following table sets forth the non-qualified deferred compensation activity for each named executive officer during 2011.

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2011
Name	Executive Contributions in Last Fiscal Year ($)		AutoNation Contributions in Last Fiscal Year ($)		Aggregate Earnings (Loss) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Mike Jackson(2)	376,510	(3)	—			—	1,092,270	(4)
Michael E. Maroone	172,032	(5)	2,500	(6)	(20,124)	—	617,319	(7)
Michael J. Short	25,000	(5)	2,500	(6)	(868)	—	30,979	(7)
Jonathan P. Ferrando	5,000	(5)	2,500	(6)	1,427	—	18,935	(7)
David L. Koehler(2)	—		—			—	—
Kevin P. Westfall	165,892	(5)	—		(19,573)	—	565,494	(7)

(1)	Amounts not reported in the “Summary Compensation Table.”

(2)	Neither Mr. Jackson nor Mr. Koehler participated in the DCP.

(3)
Amount reflects the portion of the 2011 non-equity incentive plan compensation earned by Mr. Jackson under the Executive Incentive Plan that was deferred and will be paid, without interest, in 2013 (reported in the “Non-Equity Incentive Plan Compensation” column for 2011 in the “Summary Compensation Table”).

(4)
Amount reflects the deferred 2011 non-equity incentive plan compensation (see footnote 3 above) and the portion of the 2010 non-equity incentive plan compensation earned by Mr. Jackson under the Executive Incentive Plan that was deferred and will be paid, without interest, in 2013 (reported in the “Non-Equity Incentive Plan Compensation” column for 2010 in the “Summary Compensation Table”).

(5)
Amounts reported in the “Salary” column for 2011 in the “Summary Compensation Table,” except for the following amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2010 in the “Summary Compensation Table”: $112,032 for Mr. Maroone and $121,509 for Mr. Westfall.

(6)
Amounts represent 2011 matching contributions under the DCP, which were credited by the Company as of January 3, 2012 and therefore are not included in the “Aggregate Balance at Last Fiscal Year-End” column.

(7)
Amounts, other than (1) contributions reported in the “Executive Contributions in Last Fiscal Year” and “AutoNation Contributions in Last Fiscal Year” columns and (2) gains or losses not required to be reported in the “Summary Compensation Table,” have been previously reported as compensation to our named executive officers in the “Summary Compensation Table” included in our prior proxy statements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below reflect the amount of compensation that would have been payable to each of our named executive officers, other than Mr. Westfall who resigned in November 2011 as described below, under any contract, agreement, plan, or arrangement with us that provides for any payment to such executive in the event of termination of such executive’s employment or a change in control of the Company, in each case assuming the termination or change in control occurred effective as of December 30, 2011, the last business day of our last completed fiscal year. The amount of compensation payable to each named executive officer, other than Mr. Westfall, upon “termination for cause,” “voluntary termination” (or “voluntary termination for good reason” and “voluntary termination without good reason”), “death or disability,” “retirement,” “involuntary termination without cause,” and “change in control,” as applicable, is shown below. We have prepared the tables based on the assumptions set forth below under “General Assumptions,” and the tables should be considered in conjunction with those assumptions and the disclosures below the tables.
Mr. Westfall resigned from the Company effective November 9, 2011. As disclosed in a Current Report on Form 8-K filed with the SEC on November 14, 2011, in connection with his separation, on November 11, 2011, the Company entered into a Separation Agreement with Mr. Westfall. Pursuant to the terms of the Separation Agreement, in consideration for, among other things, his compliance with non-solicitation, confidentiality and cooperation obligations, as well as his compliance with all other agreements between him and the Company, including non-competition agreements, the Company agreed to pay to Mr. Westfall:

•
$482,040, his then-current base salary, as follows: a lump sum payment of $241,020, less applicable taxes and withholdings, on November 25, 2011, and the remaining portion, less applicable taxes and withholdings, in 12 equal installments on a consecutive semi-monthly basis beginning on the Company’s first payroll date after May 9, 2012; and

•	a 2011 performance bonus, pro-rated for 11 months of service, to the extent earned under the AOP, payable at the same time and at the same level as other corporate bonuses are paid.
As set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” under “Compensation Tables” above, Mr. Westfall’s pro-rated 2011 performance bonus under the AOP was $195,302, which was paid on February 24, 2012.
Since he was retirement eligible under the Company’s equity compensation plans, pursuant to the terms of those plans, all unvested options and unvested shares of restricted stock held by him became immediately vested on November 9, 2011, and all such options and all vested options held by Mr. Westfall will remain exercisable until the earlier of (a) the applicable expiration date or (b) the third anniversary of November 9, 2011. Based on the closing price per share of our common stock on November 9, 2011, which was $33.83, the total value of Mr. Westfall’s unvested stock options and unvested shares of restricted stock that accelerated upon his retirement, excluding out-of-the-money options, was $674,122.
General Assumptions
Stock-Based Awards
In certain cases upon a termination or change in control, the vesting of unvested stock options and shares of restricted stock is accelerated. To determine the value of each unvested stock option that would accelerate in such cases, we calculated the difference, if positive, between (1) the closing price per share of our common stock on December 30, 2011, which was $36.87, and (2) the exercise price of such stock option, and multiplied such difference by the number of shares underlying such stock option. At December 30, 2011, none of our executive officers held shares of restricted stock, except for Mr. Westfall whose separation from the Company is described above. Since vested stock options are already exercisable upon termination (except in the case of a termination for “cause”), no value is attributable in the tables to the extension of the exercise period for such vested options.

Benefits
Messrs. Jackson and Maroone are eligible for health and welfare benefits, including disability and life insurance, in connection with certain termination events, and in such events the tables below reflect our expense based on 2011 premiums in connection with such executive’s elections.

Change in Control
We have not entered into any “change in control” agreements with any of our named executive officers. However, under our equity compensation plans, in the event of a “change in control” (as defined in our equity compensation plans and related agreements), all outstanding stock options held by a named executive officer shall become immediately exercisable in full and, unless waived in advance of such change in control by our Board, such executive shall have the right to require us to pay, in cancellation of options, an amount equal to the product of (i) the excess of (a) the fair market value per share of the stock over (b) the option price times (ii) the number of shares of stock specified by such executive in a written notice to us. In addition, in the event of a “change in control,” all unvested shares of restricted stock held by a named executive officer shall immediately vest. The following tables disclose the value of unvested stock options that would have accelerated if a “change in control” had taken place on December 30, 2011, the last business day of 2011. To determine such value, we used the formula described above under “Stock-Based Awards.”
Restrictive Covenant Agreements
Our named executive officers have entered into restrictive covenants and other obligations as contained in various stock-based award agreements, confidentiality, non-solicitation/no-hire and non-compete agreements, and other similar agreements with us in connection with employment or the grant of stock-based awards. Generally, these restrictive covenants provide a restriction of one year in which the named executive officer may not perform certain activities within specified geographic regions. The competitive activities include generally (i) participating or owning an interest in an entity engaged in the auto business (as defined in the applicable agreement) or any other business of the type and character engaged in by us, (ii) employing any person that was employed by us within the prior six months or seeking to induce any such person to leave his or her employment, (iii) soliciting any customer to patronize any business in competition with our business, or (iv) requesting or advising our customers or vendors to withdraw, curtail, or cancel their business with us. In certain cases, the receipt of post-termination payments by our named executive officers is conditioned upon their compliance with these restrictive covenants. The following tables assume that each of our named executive officers would have complied with these agreements.
Receipt of Benefits
To the extent required in order to comply with Section 409A of the Code, certain payments that would otherwise be made during the six-month period immediately following the executive’s termination of employment may instead be paid on the first business day after the date that is six months following the executive’s “separation from service” within the meaning of Section 409A.
Description of Triggering Events
Termination for Cause (Employment Agreements)
Under our employment agreements with each of Messrs. Jackson and Maroone, termination for “cause” generally means termination because of (i) the executive’s breach of any of his covenants contained in the applicable employment agreement, (ii) the executive’s failure or refusal to perform the duties and responsibilities required to be performed by the executive under the terms of the applicable employment agreement, (iii) the executive’s willfully engaging in illegal conduct or gross misconduct in the performance of his duties hereunder (provided, that no act or failure to act shall be deemed “willful” if done, or omitted to be done, in good faith and with the reasonable belief that such action or omission was in our best interest), (iv) the executive’s commission of an act of fraud or dishonesty affecting us or the commission of an act constituting a felony, or (v) the executive’s violation of our policies in any material respect.
Termination for Cause (Equity Compensation Plans)
Under our equity compensation plans, termination for “cause” generally means termination because of (i) the executive’s conviction for commission of a felony or other crime, (ii) the commission by the executive of any act against us constituting willful misconduct, dishonesty, fraud, theft, or embezzlement, (iii) the executive’s failure, inability, or refusal to perform any of the material services, duties, or responsibilities required of him by us or to materially comply with the policies or procedures established from time to time by us, for any reason other than his illness or physical or mental incapacity, (iv) the executive’s dependence, as determined in good faith by us, on any addictive substance, including, but not limited to, alcohol or any illegal or narcotic drugs, (v) the destruction of or material damage to our property caused by the executive’s willful or grossly negligent conduct, and (vi) the willful engaging by the executive in any other conduct which is demonstrably injurious to us or our subsidiaries, monetarily or otherwise.

Termination for Good Reason
Under our employment agreements with each of Messrs. Jackson and Maroone, termination by Messrs. Jackson or Maroone for “good reason” generally means the occurrence of (i) a material change by us in the executive’s duties or responsibilities which would cause the executive’s position to become of materially and substantially less responsibility and importance than those associated with his duties or responsibilities as of the date of the applicable employment agreement, or (ii) a material breach of the applicable employment agreement by us, which breach is not cured within ten days after written notice is received by us.
Retirement
Retirement (as defined in our equity compensation plans) generally means the named executive officer’s termination of employment or other service from us or a subsidiary of ours after attainment of age 55 and completion of at least six years of service with us or a subsidiary of ours (disregarding any service with an entity prior to becoming a subsidiary or after ceasing to be a subsidiary).
Change in Control
Change in Control (as defined in our equity compensation plans) generally means if any person shall (i) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of our issued and outstanding stock (except that no change in control shall be deemed to have occurred if the persons who were our stockholders immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or (ii) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. We have entered into agreements with our named executive officers (and other recipients of stock-based awards, including our non-employee directors) which provide that neither (A) the acquisition by ESL of either (x) direct or indirect beneficial ownership of 50% or more of our common stock or (y) direct or indirect beneficial ownership of more than 50% of total combined voting power with respect to the election of directors of our outstanding common stock nor (B) ESL having the power to (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board, shall constitute a Change in Control with respect to any stock-based award under any AutoNation equity compensation plan.
Mike Jackson

Mike Jackson	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$4,013,039	—	—	—	$4,013,039	—
Deferred Bonus	—	$1,092,270	—	—	—	$1,092,270	—
Acceleration of Unvested Stock Options	—	$7,914,493	$7,914,493	$7,914,493	$7,914,493	$7,914,493	$7,914,493
Post-Separation Health and Welfare Benefits	—	$16,442	—	—	—	$16,442	—
Termination for Cause
If we terminate Mr. Jackson’s employment for “cause,” he is not entitled to any payments triggered by the termination, and options held by Mr. Jackson on the date of termination, whether vested or unvested, will be canceled.

Voluntary Termination for Good Reason
If Mr. Jackson terminates his employment with us for “good reason,” as long as Mr. Jackson is in compliance with the restrictive covenants and confidentiality provision of his employment agreement and signs a reasonable and mutually acceptable severance agreement (including a release and a covenant of reasonable cooperation), he will be entitled to receive an amount equal to: (i) the sum of his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment, as well as (ii) the pro-rata portion (based on the portion of the calendar year actually served by Mr. Jackson) of his annual bonus to which he would have been entitled had his employment not been terminated, to the extent applicable performance targets are met. Payment of the amount due under clause (i) above would be made by us (by lump sum or otherwise) within 30 days following the termination (or at a later date, to the extent required to comply with Section 409A of the Code), and payment of the amount due under clause (ii) above would be made by us (in lump sum) at the same time as the annual bonuses for the relevant year are paid to our bonus-eligible employees (or at a later date, to the extent required to comply with Section 409A of the Code). Since the assumed date of termination is year-end under our Executive Incentive Plan, payment of the amount due under clause (ii) (which was $1,506,040 for 2011, of which $376,510 would have otherwise been paid to Mr. Jackson on a deferred basis in 2013) is reflected under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table,” not as “Cash Severance” in the table above. Mr. Jackson and his dependents also will be entitled to continue to participate in our group health and welfare benefit plans for a period of 18 months following the termination at the same cost to Mr. Jackson as provided to him prior to termination (or we will procure and pay for comparable benefits during such time period). Moreover, unless he elects retirement treatment under our equity compensation plans, all vested stock options held by Mr. Jackson will survive and be exercisable for the remainder of their initial ten-year term, and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination.
Voluntary Termination Without Good Reason
If Mr. Jackson terminates his employment with us without “good reason,” he is not entitled to any payments triggered by the termination. Since Mr. Jackson is eligible for “retirement” (as defined in our equity compensation plans), he would be entitled to the benefit described in the “Retirement” paragraph below.

Termination Due to Death or Disability
If Mr. Jackson’s employment is terminated due to death or disability (as defined in our equity compensation plans), all options held by Mr. Jackson at the time of termination shall become immediately vested and exercisable in full and shall remain exercisable until the earlier of the expiration date of the option or the third anniversary of the date of termination.
Retirement
In the event of Mr. Jackson’s retirement, all options held by Mr. Jackson at the time of termination shall become immediately vested and exercisable in full and shall remain exercisable until the earlier of the expiration date of the option or the third anniversary of the date of termination.
Involuntary Termination Without Cause
If we terminate Mr. Jackson’s employment without “cause,” as long as Mr. Jackson is in compliance with the restrictive covenants and confidentiality provision of his employment agreement and signs a reasonable and mutually acceptable severance agreement (including a release and a covenant of reasonable cooperation), he will be entitled to receive the same payments and other benefits as described in the “Voluntary Termination for Good Reason” paragraph above.
Material Conditions and Obligations
Mr. Jackson will be subject to the restrictive covenant agreements described under “General Assumptions - Restrictive Covenant Agreements” above.

Michael E. Maroone

Michael E. Maroone	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$2,867,200	—	—	—	$2,867,200	—
Acceleration of Unvested Stock Options	—	$6,334,296	$6,334,296	$6,334,296	$6,334,296	$6,334,296	$6,334,296
Post-Separation Health and Welfare Benefits	—	$19,572	—	—	—	$19,572	—
Termination for Cause
If we terminate Mr. Maroone’s employment for “cause,” he is not entitled to any payments triggered by the termination, and options held by Mr. Maroone on the date of termination, whether vested or unvested, will be canceled.
Voluntary Termination for Good Reason
If Mr. Maroone terminates his employment with us for “good reason,” as long as Mr. Maroone is in compliance with the restrictive covenants and confidentiality provision of his employment agreement and signs a reasonable and mutually acceptable severance agreement (including a release and a covenant of reasonable cooperation), he will be entitled to receive an amount equal to: (i) the sum of his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment, as well as (ii) the pro-rata portion (based on the portion of the calendar year actually served by Mr. Maroone) of his annual bonus to which he would have been entitled had his employment not been terminated, to the extent applicable performance targets are met. Payment of the amount due under clause (i) above will be made by us (by lump sum or otherwise) within 30 days following the termination (or at a later date, to the extent required to comply with Section 409A of the Code), and payment of the amount due under clause (ii) above will be made by us (in lump sum) at the same time as the annual bonuses for the relevant year are paid to our bonus-eligible employees (or at a later date, to the extent required to comply with Section 409A of the Code). Since the assumed date of termination is year-end under our Executive Incentive Plan, payment of the amount due under clause (ii) (which was $982,200 for 2011) is reflected under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table,” not “Cash Severance” in the table above). Also, Mr. Maroone and his dependents will also be entitled to continue to participate in our group health and welfare benefit plans for a period of 18 months following the termination at the same cost to Mr. Maroone as provided to him prior to termination (or we will procure and pay for comparable benefits during such time period). Moreover, unless he elects retirement treatment under our equity compensation plans, all vested stock options held by Mr. Maroone will survive and be exercisable for the remainder of their initial ten-year term, and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination.
Voluntary Termination Without Good Reason
If Mr. Maroone terminates his employment with us without “good reason,” he is not entitled to any payments triggered by the termination. Since Mr. Maroone is eligible for “retirement” (as defined in our equity compensation plans), he would be entitled to the benefit described in the “Retirement” paragraph below.
Termination Due to Death or Disability
If we terminate Mr. Maroone’s employment due to death or disability (as defined in our equity compensation plans), all options held by Mr. Maroone at the time of termination shall become immediately vested and exercisable in full and shall remain exercisable until the earlier of the expiration date of the option or the third anniversary of the date of termination.
Retirement
In the event of Mr. Maroone’s retirement, all options held by Mr. Maroone at the time of termination shall become immediately vested and exercisable in full and shall remain exercisable until the earlier of the expiration date of the option or the third anniversary of the date of termination.

Involuntary Termination Without Cause
If we terminate Mr. Maroone’s employment without “cause,” as long as Mr. Maroone is in compliance with the restrictive covenants and the confidentiality provision of his employment agreement and signs a reasonable and mutually acceptable severance agreement (including a release and a covenant of reasonable cooperation), he will be entitled to receive the same payments and other benefits as described in the “Voluntary Termination for Good Reason” paragraph above.
Material Conditions and Obligations
Mr. Maroone will be subject to the restrictive covenant agreements described under “General Assumptions - Restrictive Covenant Agreements” above.
Michael J. Short

Michael J. Short	Termination for Cause	Voluntary Termination	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	—	—	—	—	—
Acceleration of Unvested Stock Options	—	—	$4,759,545	—	—	$4,759,545
Post-Separation Health and Welfare Benefits	—	—	—	—	—	—
Jonathan P. Ferrando

Jonathan P. Ferrando	Termination for Cause	Voluntary Termination	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	—	—	—	—	—
Acceleration of Unvested Stock Options	—	—	$4,759,545	—	—	$4,759,545
Post-Separation Health and Welfare Benefits	—	—	—	—	—	—
David L. Koehler

David L. Koehler	Termination for Cause	Voluntary Termination	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	—	—	—	—	—
Acceleration of Unvested Stock Options	—	—	$6,177	—	—	$6,177
Post-Separation Health and Welfare Benefits	—	—	—	—	—	—
Termination for Cause
If we terminate Messrs. Short’s, Ferrando’s, or Koehler’s employment for “cause,” they are not entitled to any payments triggered by the termination and options held by such executive on the date of termination, whether vested or unvested, will be canceled.
Voluntary Termination
If Messrs. Short, Ferrando, or Koehler voluntarily terminate their employment for any reason, they are not entitled to any payments triggered by the termination and any options held by them, to the extent exercisable on the date of termination, shall remain exercisable until the earlier of the expiration date of the options or sixty days following the date of termination.

Termination Due to Death or Disability
If Messrs. Short’s, Ferrando’s, or Koehler’s employment is terminated because of death or disability (as defined in our equity compensation plans), they are not entitled to any payments triggered by the termination, and any shares of restricted stock held by them shall become immediately vested, and any unvested options held by them shall become immediately vested and exercisable in full and shall remain exercisable until the earlier of the expiration date of the option or the third anniversary of the date of termination.
Retirement
In the event of Messrs. Short’s, Ferrando’s, or Koehler’s retirement, they will be entitled to receive the same payments and other benefits as described under the section “Voluntary Termination” above. Messrs. Short, Ferrando, and Koehler were not at December 31, 2011 and are not currently eligible for retirement treatment under our equity compensation plans.
Involuntary Termination Without Cause
If we terminate Messrs. Short’s, Ferrando’s, or Koehler’s employment without “cause,” they are not entitled to any payments triggered by the termination, and options held by them, to the extent exercisable on the date of termination, shall remain exercisable until the earlier of the expiration date of the options or 60 days following the date of the termination.
Material Conditions and Obligations
Messrs. Short, Ferrando, and Koehler will be subject to the restrictive covenant agreements described under “General Assumptions - Restrictive Covenant Agreements” above.

EMPLOYMENT AGREEMENTS
We have employment agreements with Mike Jackson and Michael E. Maroone. Summaries of these employment agreements are set forth below.
Mike Jackson
On July 20, 2010, we entered into an employment agreement with Mr. Jackson pursuant to which he serves as our Chairman and Chief Executive Officer. The agreement, which expires on September 24, 2013 (subject to earlier termination in certain circumstances), effectively extends Mr. Jackson’s prior employment agreement and provides for a continuation of his base salary of $1,150,000 per year, subject to future increases as determined by the Compensation Committee (or the Executive Compensation Subcommittee, as applicable). Mr. Jackson’s employment agreement also provides for his participation in the AutoNation, Inc. Senior Executive Incentive Bonus Plan, with bonus eligibility (which shall be no less than 133 1/3% of his base salary) and performance objectives as established by the Executive Compensation Subcommittee during the first quarter of each year. A portion of the bonus awards under the AutoNation, Inc. Senior Executive Incentive Bonus Plan are payable to Mr. Jackson on a deferred basis (without interest), subject to certain terms and conditions. The agreement provides that Mr. Jackson will participate in our stock option program during each year of his employment at the discretion of the Executive Compensation Subcommittee. Under the terms of the agreement, if we terminate Mr. Jackson’s employment for any reason other than “cause,” or if he terminates his employment with us for “good reason” (each as defined in the employment agreement), he is entitled to receive an amount equal to the sum of his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment, as well as the pro rata portion of his annual bonus to which he would have been entitled had his employment not been terminated, to the extent applicable performance targets are met. Additionally, if we terminate Mr. Jackson’s employment without cause or if he terminates his employment for good reason, unless he elects retirement treatment under our equity compensation plans, all vested stock options held by him will survive and be exercisable for the remainder of their initial ten-year term and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination. The agreement also contains non-competition covenants and provides that Mr. Jackson is entitled to certain benefits during his employment, including limited personal use of our corporate aircraft.
Michael E. Maroone
On July 20, 2010, we entered into an employment agreement with Michael E. Maroone pursuant to which he serves as our President and Chief Operating Officer. The agreement, which expires on December 31, 2013 (subject to earlier termination in certain circumstances), effectively extends Mr. Maroone’s prior employment agreement and provides for a continuation of his base salary of $1,000,000 per year, subject to future increases as determined by the Compensation Committee (or the Executive Compensation Subcommittee, as applicable). The employment agreement also provides for Mr. Maroone’s participation in the AutoNation, Inc. Senior Executive Incentive Bonus Plan, with bonus eligibility (which shall be no less than 100% of his base salary) and performance objectives as established by the Executive Compensation Subcommittee during the first quarter of each year. The agreement provides that Mr. Maroone will participate in our stock option program during each year of his employment at the discretion of the Executive Compensation Subcommittee. Under the terms of the agreement, if we terminate Mr. Maroone’s employment for any reason other than “cause,” or if he terminates his employment with us for “good reason” (each as defined in the employment agreement), he is entitled to receive an amount equivalent to his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment. In such circumstances, Mr. Maroone would also be entitled to receive the pro rata portion of his annual performance bonus applicable to the period prior to the termination of his employment, provided that the applicable performance targets are met. Additionally, if we terminate Mr. Maroone’s employment without cause or if he terminates his employment for good reason, unless he elects retirement treatment under our equity compensation plans, all vested stock options held by him will survive and be exercisable for the remainder of their initial ten-year term and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination. The agreement also contains non-competition covenants and provides that Mr. Maroone is entitled to certain benefits during his employment, including limited personal use of our corporate aircraft.

AUDIT COMMITTEE REPORT
The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
From January 1, 2011 until May 4, 2011, the Audit Committee consisted of Robert R. Grusky (Chair), Robert J. Brown, David B. Edelson, and Carlos A. Migoya. On May 4, 2011, the Board appointed Alison H. Rosenthal as a member of the Audit Committee, and Mr. Migoya stepped down from the Audit Committee. Since May 4, 2011, the Audit Committee has consisted of Mr. Grusky (Chair), Mr. Brown, Mr. Edelson, and Ms. Rosenthal.
The Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of the NYSE, our Audit Committee Charter, and the independence standards set forth in our Corporate Governance Guidelines. The Board has also determined that each of Mr. Grusky and Mr. Edelson is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended. As more fully described below, in carrying out its responsibilities, the Audit Committee looks to management and AutoNation’s independent registered public accounting firm. The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at investors.autonation.com.
Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing AutoNation’s financial reporting, audit processes, systems of internal control over financial reporting, and disclosure controls. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal control over financial reporting. We also monitor the preparation by management of the Company’s quarterly and annual financial statements. KPMG LLP, AutoNation’s independent registered public accounting firm, is accountable to us and is responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of AutoNation in conformity with generally accepted accounting principles in the United States. KPMG LLP also is responsible for auditing and reporting on internal control over financial reporting. We are solely responsible for selecting and reviewing the performance of AutoNation’s independent registered public accounting firm and, if we deem appropriate in our sole discretion, terminating and replacing the independent registered public accounting firm. We also are responsible for reviewing and approving the terms of the annual engagement of AutoNation’s independent registered public accounting firm, including the scope of audit and non-audit services to be provided by the independent registered public accounting firm and the fees to be paid for such services, and discussing with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.
In fulfilling our oversight role, we met and held discussions, both together and separately, with the Company’s management and KPMG LLP. Management advised us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and KPMG LLP, both together and separately, in advance of the public release of operating results and filing of annual or quarterly reports with the SEC. We discussed with KPMG LLP matters deemed significant by KPMG LLP, including those matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and reviewed a letter from KPMG LLP disclosing such matters.

KPMG LLP also provided us with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with KPMG LLP matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the letter, KPMG LLP confirmed its independence, and we determined that the KPMG LLP’s provision of non-audit services to AutoNation is compatible with maintaining their independence. We also reviewed a report by KPMG LLP describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the Public Company Accounting Oversight Board.

Based on our review with management and KPMG LLP of AutoNation’s audited consolidated financial statements and the KPMG LLP’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the audited consolidated financial statements be included in AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.
Audit Committee:
Robert R. Grusky, Chair
Robert J. Brown
David B. Edelson
Alison H. Rosenthal

ITEMS TO BE VOTED ON
PROPOSAL 1: ELECTION OF DIRECTORS
Upon the recommendation of the Corporate Governance and Nominating Committee, our Board has nominated each of our current directors, Mike Jackson, Robert J. Brown, Rick L. Burdick, William C. Crowley, David B. Edelson, Robert R. Grusky, Michael Larson, Michael E. Maroone, Carlos A. Migoya, and Alison H. Rosenthal, to stand for election for a new term expiring at the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees is willing and able to serve as a director of AutoNation. See “Board of Directors and Corporate Governance - Directors” for information regarding each of the director nominees.
Recommendation of the Board
The Board recommends that you vote “FOR” the election of each of the persons nominated by the Board.
PROPOSAL 2: RATIFICATION OF THE SELECTION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012. KPMG LLP has served us in this capacity since May 6, 2003. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified by our stockholders, the Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for selecting and terminating our independent registered public accounting firm, and may do so at any time at its discretion. A representative of KPMG LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.
Auditor Fees and Services
The following table shows the fees for audit and other services provided by KPMG LLP for fiscal years 2010 and 2011.

Fee Category	2010	2011
Audit Fees	$2,328,070	$2,242,970
Audit-Related Fees	95,000	70,000
Tax Fees	—	—
All Other Fees	1,650	1,650
Total Fees	$2,424,720	$2,314,620
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	0.00:1	0.00:1
Percentage of Aggregate Fees which were Audit or Audit-Related	100%	100%
Audit Fees. This category includes fees billed for professional services rendered by KPMG LLP for the audit of our financial statements, audit of our internal control over financial reporting, review of the financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings.
Audit-Related Fees. This category consists of fees billed for the audit of the financial statements of our 401(k) Plan in 2010 and 2011 and the performance of certain agreed-upon procedures related to the Company’s XBRL reporting requirements in 2010.

Tax Fees. No tax fees were billed by KPMG LLP in 2010 or 2011.
All Other Fees. This category consists of fees billed for our use of KPMG’s online technical research service.

Policy for Approval of Audit and Permitted Non-Audit Services
Our Audit Committee’s policies require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm other than services permitted under the de minimis exception under applicable SEC rules (which are approved by our Audit Committee prior to our independent registered public accounting firm’s completion of its annual audit). Under our Audit Committee’s policies, pre-approval generally is detailed as to the particular service or category of services and is subject to a specific budget. Under our Audit Committee’s policies, all tax planning services and services that do not constitute audit, audit-related, or tax-compliance services are subject to a formal bidding process and may not be provided by our independent registered public accounting firm unless our Audit Committee concludes that such services may be provided most effectively or economically by our independent registered public accounting firm and that the independence of our registered public accounting firm would not be affected adversely by the provision of such services. Our Audit Committee has delegated to its Chair the authority to approve, within guidelines and limits established by the Committee, specific services to be provided by our independent registered public accounting firm and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, our Audit Committee pre-approved all audit and non-audit services provided by our independent registered public accounting firm during 2010 and 2011, and the fees paid for such services.
Recommendation of the Board
The Board recommends that you vote “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for us and our subsidiaries for 2012.

PROPOSAL 3: APPROVAL OF AUTONATION, INC.
SENIOR EXECUTIVE INCENTIVE BONUS PLAN
On February 1, 2012, our Board of Directors, upon the recommendation of its Executive Compensation Subcommittee, approved a new performance-based bonus plan for our executive officers and other key employees, subject to the requisite approval by our stockholders. The purpose of the AutoNation, Inc. Senior Executive Incentive Bonus Plan (the “2012 Bonus Plan”) is to align the interests of our management with the interests of our stockholders by encouraging management to achieve goals designed to increase stockholder value. The principal features of the 2012 Bonus Plan are summarized below. This summary does not contain all information about the 2012 Bonus Plan. A copy of the complete text of the 2012 Bonus Plan is attached as Exhibit A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the 2012 Bonus Plan.
If the requisite stockholder approval is obtained, the 2012 Bonus Plan would be effective as of January 1, 2012 and would supersede the AutoNation, Inc. Senior Executive Incentive Bonus Plan that was approved by our Board and our stockholders in 2007. The 2012 Bonus Plan is substantially identical to the 2007 Senior Executive Incentive Bonus Plan. If the requisite stockholder approval is not obtained, the 2012 Bonus Plan will not go into effect and any cash compensation to employees who are “covered employees” for purposes of 162(m) will be subject to the deduction limit of Section 162(m).
Summary
Intended Tax Treatment of Awards under the Plan. The 2012 Bonus Plan is designed to provide for the payment of performance-based compensation that is qualified within the meaning of Section 162(m) of the Internal Revenue Code and related Internal Revenue Service regulations and that we may deduct for tax purposes. Section 162(m) requires that certain material terms of a compensation plan, including participant eligibility, the business criteria on which performance goals are based and maximum award amounts, be approved by a Company’s stockholders in order for compensation paid thereunder to be tax deductible. Accordingly, we are submitting the 2012 Bonus Plan for the requisite approval by our stockholders.
Administration of the Plan. The Executive Compensation Subcommittee of the Board of Directors (or such other committee or subcommittee of the Board as may be designated by the Board in the future) (the “Committee”) will administer the 2012 Bonus Plan. The Committee shall be comprised of two or more “outside directors” within the meaning of Section 162(m).
Selection of Participants. The Executive Compensation Subcommittee, in its sole discretion, shall determine which of our executive officers or other key employees shall participate in the 2012 Bonus Plan in any particular year. An executive officer or key employee who is a participant for a given plan year is not guaranteed or assured of being selected for participation in any subsequent plan year.
Establishment of Performance Targets. The Executive Compensation Subcommittee is responsible for identifying annual “performance factors” and establishing specific performance targets with respect thereto that must be met in order for annual bonuses to be paid under the 2012 Bonus Plan. The Executive Compensation Subcommittee has the sole discretion to determine whether, or to what extent, the established performance targets are achieved. The performance targets may be based upon any or all of the following performance factors or any combination thereof: (i) net income (before or after taxes); (ii) operating income; (iii) gross margin; (iv) earnings before all or any of interest, taxes, depreciation, and/or amortization (“EBIT,” “EBITA,” or “EBITDA”); (v) revenue; (vi) unit sales; (vii) cash flow; (viii) return on equity; (ix) return on assets; (x) return on capital; (xi) asset management (e.g., inventory and receivable levels); (xii) earnings from continuing operations; (xiii) cost reduction goals or levels of expenses, costs, or liabilities; (xiv) market share; and (xv) customer satisfaction.
The performance targets must be established while the performance relative to the established target remains substantially uncertain within the meaning of Section 162(m). Concurrently with the selection of performance factors and the establishment of targets relating thereto, the Executive Compensation Subcommittee must establish an objective formula or standard for calculating the maximum bonus payable to each participant. Subject to the discretion of the Executive Compensation Subcommittee, the performance measurement periods are typically the one-year periods commencing on January 1 of each year.

The Executive Compensation Subcommittee would have the discretion to make appropriate adjustments in performance factors to reflect the impact of extraordinary items, such as (1) profit or loss attributable to acquisitions or divestitures, (2) changes in accounting standards or treatments, (3) gain, loss, or expense associated with restructuring charges, extraordinary, unusual, or one-time matters, or discontinued operations, (4) capital expenditures, and (5) share repurchases and changes in capitalization.
Awards Under the Plan. Awards under the 2012 Bonus Plan will be payable in cash, unless otherwise determined by the Executive Compensation Subcommittee. Under the 2012 Bonus Plan, the maximum cash bonus for each fiscal year may not exceed $5,000,000 for any particular participant. Notwithstanding this maximum, and even if the Performance Factors are met, the Executive Compensation Subcommittee has sole discretion, pursuant to the exercise of its “negative discretion,” to decrease the amount of any award payable or to pay no award at all. In no event may the Executive Compensation Subcommittee increase at its discretion the amount of an award payable upon attainment of the Performance Factors. Payment of any bonus under the 2012 Bonus Plan may be deferred, subject to the 2012 Bonus Plan’s terms and any other written commitment authorized by the Executive Compensation Subcommittee.
Amendment of the Plan. The 2012 Bonus Plan may from time to time be altered, amended, suspended, or terminated, in whole or in part, by our Board of Directors or the Executive Compensation Subcommittee, but no amendment will be effective without the requisite stockholder approval if such approval is required to satisfy the requirements of Section 162(m).
Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right either to deduct from the payment, or to require the Participant or such other person to pay to the Company prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local, or other withholding tax requirements related thereto.
Certain Federal Income Tax Consequences. A Participant will recognize ordinary income upon receipt of any payment. As the 2012 Bonus Plan is intended to qualify as to deductibility under Section 162(m) of the Internal Revenue Code, the Company will be entitled to a tax deduction for the payments.
The estimated annual benefits that our named executive officers, current executive officers (other than our named executive officers), and non-executive officers would have been eligible to receive for 2011 under the 2012 Bonus Plan had it been in effect in 2011 are as follows:

Name and Position	Dollar Value ($)
Mike Jackson, Chairman and Chief Executive Officer	1,506,040
Michael E. Maroone, President and Chief Operating Officer	982,200
Michael J. Short, Executive Vice President and Chief Financial Officer	413,261
Jonathan P. Ferrando, Executive Vice President, General Counsel and Secretary	413,261
David L. Koehler, Senior Vice President, Sales	214,365	(1)
Kevin P. Westfall(2)	—
Executive Group	214,365	(3)
Non-Executive Officer Employee Group	—

(1)	Assumes that Mr. Koehler was promoted to the position of Senior Vice President, Sales on January 1, 2011, and that he participated in the 2012 Bonus Plan for 2011.

(2)	No amount is included for Mr. Westfall since he retired from the Company effective November 9, 2011.

(3)	Assumes that Alan J. McLaren, our Senior Vice President, Customer Care, joined the Company on January 1, 2011, and that he participated in the 2012 Bonus Plan for 2011.
Recommendation of the Board
The Board recommends that you vote “FOR” approval of the AutoNation, Inc. Senior Executive Incentive Bonus Plan.

PROPOSAL 4: STOCKHOLDER PROPOSAL
The stockholder proposal set forth below was submitted to the Company by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a purported owner of “no less than” 100 shares of our common stock, or approximately 0.0001% of our outstanding shares. Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any false, inaccurate, or misleading statements or typographical errors that may be contained therein. Mr. Chevedden has advised the Company that he intends to present the following resolution at our Annual Meeting. However, it should be noted that although Mr. Chevedden has attempted to make, or made, stockholder proposals to the Company every year since 2001, he has never personally attended an annual meeting to present one of his proposals. The Company is not responsible for the contents of this proposal or the supporting statement. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal.
“4 - Independent Board Chairman
RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.
To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.
When a CEO serves as our board chairman, this arrangement may hinder our board's ability to monitor our CEO's performance. Many companies have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. Transition to an independent chairman is particularly important at our company because we did not even have a Lead Director.
An independent Chairman can enhance investor confidence in our Company and strengthen the integrity of our Board. This proposal topic won 50%-plus support at four companies in 2011.
An independent Chairman of our Board may help improve our company's performance since a single large shareholding block~ ESL Investments, maintains a high degree of control over our company. As outside investors we are subject to inherently higher degrees of governance and investment risk that might be reduced by an independent Chairman of our Board. There were potential conflict-of-interest transactions between our company and entities affiliated with ESL that could be better monitored by an independent Chairman of our Board.
An independent Chairman of Our Board could counterbalance the stacking of our board with 2 inside directors and 3 inside-related directors. Inside-related directors also occupy 5 of the 12 seats on our most important board committees. And beyond these 5 inside directors, we have one director who is age 76 and another director who has 20-years long-tenure (independence concern).
Our board was the only significant directorship for 3 of our 5 non-inside directors. This could indicate a significant lack of current transferable director experience for our non-inside directors.
An independent Chairman policy can further enhance investor confidence in our Company and strengthen the integrity of our Board. Please encourage our board to respond positively to this proposal for an Independent Board Chairman ~ Yes on 4.”

Board of Directors’ Response
Under our by-laws, the Board has the flexibility to determine whether it is in the best interests of our stockholders and the Company to separate or combine the roles of the Chairman of the Board and Chief Executive Officer at any point in time. This proposal would remove this flexibility and narrow the governance arrangements that the Board may consider, which could be contrary to the best interests of our stockholders. The Board believes that it should be permitted to use its business judgment to decide who is the best person to serve as Chairman of the Board, based on what is in the best interests of AutoNation at a given point in time, taking into account, among other things, the composition of the Board and the issues facing AutoNation. See also “Board of Directors and Corporate Governance - Role of the Board and Board Structure.”

Our Board is stockholder-oriented - approximately 68% of our outstanding shares of common stock are held by our directors or entities related to our directors (as of March 15, 2012) - and focused on the best interests of our stockholders. Furthermore, we have adopted strong and effective corporate governance policies and procedures to promote the effective and independent governance of the Company. For example, our independent directors meet in executive session. Eighty percent of our directors are “independent” under NYSE listing standards and AutoNation’s corporate governance guidelines. Additionally, the Audit Committee, the Compensation Committee, the Executive Compensation Subcommittee, and the Corporate Governance and Nominating Committee are each comprised solely of independent directors.
We note that similar stockholder proposals were presented at our 2009 and 2010 annual meetings of stockholders, and they were soundly rejected by AutoNation stockholders. Approximately 86% and 85% of the votes cast in 2009 and 2010, respectively, voted against those proposals.
We also note that Mr. Chevedden, a purported owner of no less than 100 shares, or approximately 0.0001%, of our common stock and a stockholder proponent that sends out stockholder proposals to a large number of companies every year, has been sending stockholder proposals to the Company since 2001, none of which have received a majority stockholder vote. Instead, each time one of his stockholder proposals has been presented at an Annual Meeting of AutoNation stockholders, our stockholders have soundly rejected it. Further, at each of the last six Annual Meetings of AutoNation stockholders, rather than presenting the stockholder proposal himself, a representative of the International Association of Machinists and Aerospace Workers (the “Machinists”) presented the stockholder proposal from Mr. Chevedden on his behalf. It is not clear to us what the nature of Mr. Chevedden’s relationship is with the Machinists or what his or the Machinists’ motivations are in making stockholder proposals, but we do know that the Machinists have been attempting to organize automotive dealership service technicians, including some of ours, for many years. While we do not ascribe improper motivations to Mr. Chevedden or the Machinists, we do not believe it is appropriate to make stockholder proposals based on personal or special interests - such as a desire to organize Company employees - or grievances against the Company that are not shared by stockholders as a whole.
Recommendation of the Board
The Board recommends that you vote “AGAINST” this stockholder proposal.
PROPOSAL 5: STOCKHOLDER PROPOSAL
The proposal set forth below was submitted to the Company by the Board of Trustees of the International Brotherhood of Electrical Workers’ Pension Benefit Fund (referred to as the “Fund”), 900 Seventh Street, NW, Washington, D.C. 2001, a purported owner of 964 shares of our common stock, or approximately 0.001% of our outstanding shares. The Fund’s proposal is printed below verbatim, and we have not endeavored to correct any false, inaccurate, or misleading statements or typographical errors that may be contained therein. The Fund has advised the Company that it intends to present the following resolution at our Annual Meeting. The Company is not responsible for the contents of this proposal or the supporting statement. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal.
“RESOLVED: That the stockholders of AutoNation, Inc. (the “Company”) hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the contested election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.
SUPPORTING STATEMENT: Cumulative voting means that each shareholder may cast as many votes as equal the number of shares held, multiplied by the number of directors to be elected. Each shareholder may cast all such cumulated votes for a single candidate or split votes between one or more candidates, as each shareholder sees fit.
We believe that cumulative voting provides shareholders the ability to have more meaningful input in selecting their representatives to the Board of Directors. Cumulative voting allows shareholders a greater opportunity to be more deliberate in directing whatever portion of their ownership stake they determine to support or withhold support from a particular director, making the election results more informative and useful to the Board and its nominating committee going forward.

We urge our fellow shareholders to vote FOR cumulative voting and the opportunity to enhance our Board with a more independent perspective.”

Board of Directors’ Response
Our Company, like most other public companies, provides stockholders with one vote per share for each board seat up for election. Our by-laws provide for a majority voting standard for directors in uncontested elections and, pursuant to an amendment to our by-laws adopted in February 2011, a plurality voting standard in contested elections. Our Board believes that this approach is most likely to produce an effective board of directors that will represent the interests of all our stockholders, rather than the interests of any particular group.
Cumulative voting could allow a minority stockholder or group of stockholders to elect one or more directors, potentially in an effort to advance the special interests of such minority stockholder or group. A director elected by a particular minority stockholder or group could face a conflict between the fiduciary duty owed to stockholders as a whole and the allegiance the director will likely feel to the particular stockholder or group that elected him or her, particularly if the director has an affiliation with that stockholder or group. This could lead to factionalism and discord within our Board and undermine its ability to work effectively.
We note that the Fund presented a similar stockholder proposal at our last annual meeting of stockholders, and approximately 85% of the votes cast voted against it.
We also note that the Fund, a purported owner of 964 shares of our common stock, or approximately 0.001% of our outstanding shares, has been sending stockholder proposals to the Company since 2008, none of which have received a majority stockholder vote. Instead, each time one of the Fund’s stockholder proposals has been presented at an annual meeting of AutoNation stockholders, our stockholders have soundly rejected it. We do not believe that the Fund’s interests are aligned with the interests of our stockholders as a whole.
Recommendation of the Board
The Board recommends that you vote “AGAINST” this stockholder proposal.

PROPOSAL 6: STOCKHOLDER PROPOSAL
The stockholder proposal set forth below was submitted to the Company by the Comptroller of the State of New York, as sole Trustee of the New York State Common Retirement Fund and the administrative head of the New York State and Local Employees' Retirement System and the New York State Police and Fire Retirement System (the “Comptroller”), 633 Third Avenue, 31st Floor, New York, NY 10017. The New York State Common Retirement Fund is a purported owner of 209,131 shares of our common stock, or approximately 0.2% of our outstanding shares. The Comptroller's proposal is printed below verbatim, and we have not endeavored to correct any false, inaccurate, or misleading statements or typographical errors that may be contained therein. The Comptroller has advised the Company that he intends to present the following resolution at our Annual Meeting. The Company is not responsible for the contents of this proposal or the supporting statement. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal.
“Resolved, that the shareholders of AutoNation, Inc., (“AutoNation”) hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.
Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a.
An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company's funds that are used for political contributions or expenditures as described above; and

b.	The title(s) of the person(s) in the Company responsible for the decision(s) to make the political contributions or expenditures.
The report shall be presented to the board of directors or relevant board oversight committee and posted on the Company's website.
Stockholder Supporting Statement
As long-term shareholders of AutoNation, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.
Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court's Citizens United decision recognized the importance of political spending disclosure for shareholders when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.
AutoNation contributed at least $1,274,476 in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)
However, relying on publicly available data does not provide a complete picture of the Company's political spending. For example, the Company's payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company's money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.
The Company's Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.”

Board of Directors’ Response
The Company believes it has a responsibility to its shareholders, employees and customers to be engaged in the political process to both protect and promote shared interests. The Company seeks to be an effective participant in the political process by making prudent political contributions consistent with federal, state and local laws. These activities are subject to extensive regulation at the federal, state and local levels.
Federal law currently prohibits corporations from making contributions directly to candidates for federal office and to national party committees. As a result, the Company does not make such contributions. Some of the Company's employees voluntarily fund a political action committee (the “AutoNation PAC”) that makes political contributions to state and federal candidates, political party committees, and/or political action committees. The activities of the AutoNation PAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. The AutoNation PAC files quarterly reports of receipts and disbursements with the Federal Election Commission (the “FEC”), as well as pre-election and post-election FEC reports.
In certain states, the Company is permitted to make political contributions to state candidates, political parties and/or political action committees. All such contributions are required to be disclosed either by the recipient or by the donor in accordance with applicable state laws. As such, information regarding political contributions made by the Company to state candidates, political parties and/or political action committees is publicly available.
The Company also belongs to certain federal and state trade associations and organizations, some of which may engage in efforts to influence elections. Their efforts in this regard are subject to reporting requirements under federal and state laws.
The Board has considered the proposal and has determined that producing the report requested by this proposal would be burdensome and an unnecessary use of the Company’s resources without a commensurate benefit, as these contributions and expenditures are subject to existing disclosure requirements. While we do not ascribe improper motivations to the Comptroller or the New York State Common Retirement Fund, we do not believe it is appropriate to make stockholder proposals based on personal or special interests - such as a desire to further a political agenda (e.g., pro-labor union) separate from that of the Company. Accordingly, the Board does not believe that such additional disclosure is in the best interests of the Company and its stockholders.
Recommendation of the Board
The Board recommends that you vote “AGAINST” this stockholder proposal.

OTHER MATTERS
We are not aware of any other matters that will be properly brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, Messrs. Jackson and Ferrando will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. Messrs. Jackson and Ferrando were designated to be your proxies by our Board of Directors.
HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.
Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-800-542-1061 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.
If you would like to receive a copy of our 2011 Annual Report or this proxy statement, please contact our Investor Relations by mail at Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301 or by telephone at (954) 769-7342, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Exhibit A

AUTONATION, INC.
SENIOR EXECUTIVE INCENTIVE BONUS PLAN
1. Purpose. The purpose of the AutoNation, Inc. Senior Executive Incentive Bonus Plan is to align the interests of Company management with those of the shareholders of the Company by encouraging management to achieve goals intended to increase shareholder value.
2. Definitions. The following terms, as used herein, shall have the following meanings:
(a) “Award” shall mean an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Factors with respect to a Performance Period.
(b) “Board” shall mean the Board of Directors of the Company.
(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(d) “Committee” shall mean the Executive Compensation Subcommittee of the Board or such other committee or subcommittee as may be appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.
(e) “Common Stock” shall mean the common stock of the Company, par value $.01 per share.
(f) “Company” shall mean AutoNation, Inc., a Delaware corporation, or any successor corporation.
(g) “Disability” shall mean permanent disability as determined pursuant to the long-term disability plan or policy of the Company or its Subsidiaries in effect at the time of such disability and applicable to a Participant.
(h) “Effective Date” shall mean January 1, 2012.
(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(j) “Executive Officer” shall mean an officer of the Company or its Subsidiaries who is an “executive officer” within the meaning of Rule 3b-7 promulgated under the Exchange Act.
(k) “Participant” shall mean an Executive Officer or other key employee who is, pursuant to Section 4 of the Plan, selected to participate herein.
(l) “Performance Factors” shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Factors shall be based upon any or all of the following or any combination thereof: net income (before or after taxes); operating income; gross margin; earnings before all or any of interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”); revenue; unit sales; cash flow; return on equity; return on assets; return on capital; asset management (e.g., inventory and receivable levels); earnings from continuing operations; cost reduction goals or levels of expenses, costs or liabilities; market share; customer satisfaction or any increase or decrease of one or more of the foregoing over a specified period. Such Performance Factors may relate to the performance of the Company, a Subsidiary, any portion of the business (including one or more stores or franchises), product line or any combination thereof and may be expressed on an aggregate, per share (outstanding or fully diluted) or per unit basis. Where applicable, the Performance Factors may be expressed in terms of attaining a specified level of the particular criteria, the attainment of a percentage increase or decrease in the particular criteria, or may be applied to the performance of the Company, a Subsidiary, any portion of the business (including one or more stores or franchises), product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, any portion of their businesses (including one or more stores or franchises) or product lines), or a combination thereof, all as determined by the Committee. Performance Factors may include a threshold level of performance below which no payment shall be made, levels of performance below the target level but above the threshold level at which specified percentages of the Award shall be paid, a target level of performance at which the full Award shall be paid, levels of performance above the target level but below the maximum level at which specified multiples of the Award shall be paid, and a maximum level of performance above which no additional payment shall be made. Performance Factors may also specify that payments for levels of performances between specified levels will be interpolated. The Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved; provided, however, that the Committee shall have the authority to make appropriate adjustments in Performance Factors under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its Subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its Subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) the impact of capital expenditures, (7) the impact of share repurchases and other changes in the number of outstanding shares, and (8) such other items as may be permitted by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.
(m) “Performance Period” shall mean the twelve-month periods commencing on January 1, 2012 and each January 1 thereafter, or such other periods as the Committee shall determine; provided that a Performance Period for a Participant who becomes employed by the Company or its Subsidiaries following the commencement of a Performance Period may be a shorter period that commences with the date of the commencement of such employment.
(n) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries or affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(o) “Plan” shall mean this AutoNation, Inc. Senior Executive Incentive Bonus Plan.
(p) “Subsidiary” shall mean any company, partnership, limited liability company, business or entity (other than the Company) of which at least 50% of the combined voting power of its voting securities is, or the operations and management are, directly or indirectly controlled by the Company.
3. Administration. The Plan shall be administered by a Committee or Subcommittee (in either case, hereinafter referred to as a “Committee”) of the Board. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Factors, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Factors in recognition of unusual or non-recurring events affecting the Company or its Subsidiaries or the financial statements of the Company or its Subsidiaries, or in response to changes in applicable laws, regulations or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan.
The Committee shall consist of two or more persons each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).
Subject to Section 162(m) of the Code or as otherwise required for compliance with other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.
4. Eligibility. Awards may be granted to Participants in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the Performance Factors relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
5. Terms of Awards. Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.
(a) In General. On or prior to the date on which 25% of a Performance Period has elapsed, the Committee shall specify in writing, by resolution of the Committee or other appropriate action, the Participants for such Performance Period and the Performance Factors applicable to each Award for each Participant with respect to such Performance Period. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Factors with respect to such Performance Period are attained.
(b) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, in no event shall payment in respect of Awards granted hereunder exceed $5,000,000 to any one Participant in any one year. The Committee may at its discretion decrease the amount of an Award payable upon attainment of the specified Performance Factors, but in no event may the Committee increase at its discretion the amount of an Award payable upon attainment of the specified Performance Factors.
(c) Time and Form of Payment. Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made in cash within two and one-half (2 ½) months after the end of the Performance Period.
6. Term. Subject to the approval of the Plan by the holders of a majority of the Common Stock represented and voting on the proposal at the annual meeting of Company stockholders to be held in 2012 (or any adjournment thereof), the Plan shall be effective as of January 1, 2012 and shall continue in effect until all awards for Performance Periods ending on or before December 31, 2016 have been paid, unless earlier terminated as provided below.
7. General Provisions.
(a) Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.
(b) Nontransferability. Awards shall not be transferable by a Participant except upon the Participant's death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable in accordance with any beneficiary designation made by the Participant in accordance with Section 7(k) below or, in the absence thereof, by will or the laws of descent and distribution.
(c) No Right To Continued Employment. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way whatever rights otherwise exist of the Company or its Subsidiaries to terminate such Participant's employment or change such Participant's remuneration.
(d) Withholding Taxes. Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right either to deduct from the payment, or to require the Participant or such other person to pay to the Company prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local or other withholding tax requirements related thereto.
(e) Amendment and Termination of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no amendment that requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant under any Award following the end of the Performance Period to which such Award relates, provided that the exercise of the Committee's discretion pursuant to Section 5(b) to reduce the amount of an Award shall not be deemed an amendment of the Plan.

(f) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.
(g) Termination of Employment.

(i)
Unless otherwise provided by the Committee, except as set forth in subparagraph (ii) of this subsection (g), a Participant must be actively employed by the Company or its Subsidiaries at the end of the Performance Period (although such Participant need not be actively employed on the date of payment of the related Award) in order to be eligible to receive payment in respect of such Award.

(ii)
Unless otherwise provided by the Committee, if a Participant's employment is terminated as result of death, Disability or voluntary retirement with the consent of the Company prior to the end of the Performance Period, such Participant shall receive a pro rata portion of the Award that he or she would have received with respect to the applicable Performance Period, which shall be payable at the time payment is made to other Participants in respect of such Performance Period.

(h) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.
(i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.
(j) Effective Date. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the stockholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the Plan (and any Awards made pursuant to the Plan prior to the date of such approval) shall be null and void.
(k) Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant and an Award is payable to the Participant's beneficiary pursuant to Section 7(b), the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.
(l) Interpretation. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

AutoNation

**IMPORTANT ANNUAL MEETING INFORMATION** 000004

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## Electronic Voting Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 8, 2012.**

### Vote by Internet

- Go to **www.envisionreports.com/an**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

## Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposals 2 and 3.

1. Election of Directors:

| Nominee | For | Against | Abstain |
|---|---|---|---|
| 01 - Mike Jackson | ☐ | ☐ | ☐ |
| 02 - Robert J. Brown | ☐ | ☐ | ☐ |
| 03 - Rick L. Burdick | ☐ | ☐ | ☐ |
| 04 - William C. Crowley | ☐ | ☐ | ☐ |
| 05 - David B. Edelson | ☐ | ☐ | ☐ |
| 06 - Robert R. Grusky | ☐ | ☐ | ☐ |
| 07 - Michael Larson | ☐ | ☐ | ☐ |
| 08 - Michael E. Maroone | ☐ | ☐ | ☐ |
| 09 - Carlos A. Migoya | ☐ | ☐ | ☐ |
| 10 - Alison H. Rosenthal | ☐ | ☐ | ☐ |

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2012. | ☐ | ☐ | ☐ |
| 3. Approval of AutoNation, Inc. Senior Executive Incentive Bonus Plan. | ☐ | ☐ | ☐ |

**The Board of Directors recommends a vote AGAINST Proposals 4, 5 and 6.**

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 4. Adoption of stockholder proposal regarding an independent board chairman. | ☐ | ☐ | ☐ |
| 5. Adoption of stockholder proposal regarding cumulative voting. | ☐ | ☐ | ☐ |
| 6. Adoption of stockholder proposal regarding political contributions. | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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01G1SC

**AutoNation, Inc.**
**2012 Annual Meeting of Stockholders**
**Wednesday, May 9, 2012, 8:00 A.M. Eastern Time**
**AutoNation, Inc.**
**200 SW 1st Ave**
**15th Floor**
**Fort Lauderdale, FL 33301**
**Upon arrival, please present this**
**admission ticket and photo identification**
**at the registration desk.**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — AutoNation, Inc.

**This proxy is solicited on behalf of the Board of Directors of AutoNation, Inc.**

Mike Jackson and Jonathan P. Ferrando, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AutoNation, Inc. to be held on May 9, 2012, or any postponements or adjournments thereof, as indicated on the reverse side.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6.** As to any other matter, the proxy holders shall vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

The undersigned hereby acknowledges receipt of the Proxy Statement and the Annual Report for the fiscal year ended December 31, 2011 furnished herewith.

**PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.**

(Continued and to be signed on reverse side)

**C Non-Voting Items**

**Change of Address** — Please print new address below.